Posting Supplement No. 278 dated July 17, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 392323

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392323	$14,900	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392323. Member loan 392323 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Kendle International	Debt-to-income ratio:	16.89%
Length of employment:	1 year 4 months	Location:	Thousand Oaks, CA

Home town:	Thousand Oaks
Current & past employers:	Kendle International, University of California, Los Angeles, State Farm Insurance Companies
Education:	University of California-Los Angeles (UCLA), Moorpark College

This borrower member posted the following loan description, which has not been verified:

My rationale for this loan request is that I wish to consolidate the balances of all of my high interest/balance credit cards onto one monthly payment to pay off the debt quicker. The various interest rates and paying of minimum monthly payments are not making much headway in the paying down of my debt. The use of the money will be utilized to pay off each card in full. I have been in my current job for the past year and a half. I have a good, solid track record of paying off loans in a timely fashion. My goal is to pay more than the minimum monthly payment of the loan so it can be paid down quicker. I currently feel like I am drowning in debt with no end in sight. This loan will provide a means to an end and get me back onto the correct path to financial health.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	42
Revolving Credit Balance:	$15,586.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394773

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394773	$16,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394773. Member loan 394773 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,404 / month
Current employer:	State of Georgia	Debt-to-income ratio:	15.78%
Length of employment:	20 years	Location:	stone mountain, GA

Home town:
Current & past employers:	State of Georgia
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate all debt into one payment and reduce utilization on CC as all banks are increasing rates.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	22
Revolving Credit Balance:	$46,689.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 404785

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
404785	$6,800	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 404785. Member loan 404785 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,176 / month
Current employer:	local tv llc	Debt-to-income ratio:	22.98%
Length of employment:	2 years 6 months	Location:	DENVER, CO

Home town:	Pittsburgh
Current & past employers:	local tv llc, AmeriCorps NCCC
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I would like a loan so that I can make just one payment instead of several. I also have hope to get a lower interest rate and thus pay off my debts quicker.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,041.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 407125

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
407125	$10,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 407125. Member loan 407125 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	City of Clyde Ohio	Debt-to-income ratio:	24.21%
Length of employment:	6 months	Location:	Clyde, OH

Home town:	OAKLAWN
Current & past employers:	City of Clyde Ohio, First Energy Corporation, United States Navy
Education:	Terra Community College

This borrower member posted the following loan description, which has not been verified:

Although my wife and I seem to have a lot of debt we have had some medical issues over the past few years that contributed a major portion of the debt. We have paid medical providers with either credit cards or loans over the years to avoid damaging our credit. We share an amount of student loans right now but we are working towards bettering ourselves with education. We both have municipal jobs and are constantly on the lookout for better and stronger forms of income. Our payment history is beyond reproach and our commitment to being debt free in 4 years or less is our first priority.

A credit bureau reported the following information about this borrower member on May 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,212.00	Public Records On File:	0
Revolving Line Utilization:	71.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 411199

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
411199	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 411199. Member loan 411199 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Abbott Bioresearch Center	Debt-to-income ratio:	18.35%
Length of employment:	2 years	Location:	WEST BOYLSTON, MA

Home town:	Southbridge
Current & past employers:	Abbott Bioresearch Center, Dexter Russell
Education:	College of Our Lady of the Elms

This borrower member posted the following loan description, which has not been verified:

The perpose of this loan is to consolidate my credit card debt inorder to pay them off more quickly at a lower intrest rate.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,389.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 412050

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
412050	$15,600	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 412050. Member loan 412050 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,694 / month
Current employer:	Associates in Family Practice	Debt-to-income ratio:	6.73%
Length of employment:	3 years 2 months	Location:	FORT LAUDERDALE, FL

Home town:	Minneapolis
Current & past employers:	Associates in Family Practice, Auction 123
Education:	Alumni of Florida State University School of Business, Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

I kept a balance on a credit card in order to save liquid assets for investment in a business. The business is doing well but Bank of America Arbitrarily raised the rate on my credit card by over 14%, so I would like to turn it into a personal loan with a fixed interest rate. I hold a finance degree, thus l am educated an consumer of loans. I am an owner of two small businesses and manage a third (My full-time employment) three including a multi-physician, multi-specialty, non physician owned medical clinic. This loan amount is well within my means to be able to repay this comfortably, I am currently paying a far higher amount monthly while I have been reducing the balance on this card. A fixed term, fixed apr loan without an early repayment penalties is very appealing after Bank of America more than doubled my variable rate without a reason. I hope I can help someone else out by providing a reliable a conservative investment, and never do business with Bank of America again. Thank You for Your Help.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,712.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 413897

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
413897	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 413897. Member loan 413897 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	Grubb and Ellis	Debt-to-income ratio:	17.30%
Length of employment:	2 years 6 months	Location:	LOS ALAMITOS, CA

Home town:	Long Beach
Current & past employers:	Grubb and Ellis, CB Richard Ellis Group
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

I have a high interest credit cards that I'm looking to consolidate into one monthly payment with a fairer interest rate. I have never missed a payment or been late on any of my accounts.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,461.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 415296

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
415296	$4,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 415296. Member loan 415296 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	12.19%
Length of employment:	n/a	Location:	Atlanta, GA

Home town:	Travis Afb
Current & past employers:	Kaplan, Inc, Internal Revenue Service (IRS)
Education:	Morehouse School of Medicine, Georgia State University, Florida State University

This borrower member posted the following loan description, which has not been verified:

I have just finished my 1st year of medical school and would like a plan to be debt free when I start residency in 2012. I have worked extremely hard to get into medical school - through undergraduate and graduate school - and would like to be debt free when I graduate. Of course, that is outside the $150, 000+ I will owe upon graduation, but who's counting :) This loan will save me from the ridiculous interest rates, most of which are a result of being extremely busy with school and paying a few days late. I would much rather pay interest to a real person. Everything will be direct debit, and without 5 websites to pay, payments will always be on time. And, I have already cut up all of the cards except one. Any amount is appreciated, if I can even pay off 1 or 2 cards I will be forever grateful. Thank you and I will definitely remember to pay the generosity forward.

A credit bureau reported the following information about this borrower member on June 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	9
Revolving Credit Balance:	$9,402.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 416767

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
416767	$8,400	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 416767. Member loan 416767 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	SS and C Technologies Inc.	Debt-to-income ratio:	4.16%
Length of employment:	3 years	Location:	NEW BRITAIN, CT

Home town:
Current & past employers:	SS and C Technologies Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate credit card debt at a better rate. Would like to fix the term rather than dealing with a revolving account with unreasonable fees.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	31
Revolving Credit Balance:	$13,573.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 417079

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
417079	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 417079. Member loan 417079 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	RJ Ackaway & Associates Inc	Debt-to-income ratio:	7.80%
Length of employment:	17 years 4 months	Location:	Dunwoody, GA

Home town:	Wilmington
Current & past employers:	RJ Ackaway & Associates Inc
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

Consolidate debt on 2 credit cards.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1969	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,598.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 419546

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
419546	$15,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 419546. Member loan 419546 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,146 / month
Current employer:	USIS	Debt-to-income ratio:	23.46%
Length of employment:	5 years 6 months	Location:	LEESBURG, VA

Home town:	Floral Park
Current & past employers:	USIS, US Immigration and Customs Enforcement, US Department of Justice
Education:	St. Johns University

This borrower member posted the following loan description, which has not been verified:

I plan to use this money to assist family members. I am a good, reliable and responsible candidate for the loan. I am 61 years old and I have a a Federal retirement pension of $89000/year AND a full time job that provides an annual income of $116000 to 150000/year ($147000 in 2008). More importantly, I have never defaulted on anything in my life, in fact I have never missed or been late on any payment in my life.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1971	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$508,961.00	Public Records On File:	0
Revolving Line Utilization:	91.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 421818

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
421818	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 421818. Member loan 421818 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	East Central ISD	Debt-to-income ratio:	24.07%
Length of employment:	16 years	Location:	SAN ANTONIO, TX

Home town:	Paris
Current & past employers:	East Central ISD, Ganado ISD
Education:	Texas A & M University at Commerce

This borrower member posted the following loan description, which has not been verified:

Thank you for helping me to consolidate my loans. I hope to one day be debt free, and I believe this will be a great start.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,202.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 422740

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
422740	$17,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 422740. Member loan 422740 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,606 / month
Current employer:	University of Philadelphia	Debt-to-income ratio:	13.03%
Length of employment:	4 years 4 months	Location:	Philadelphia, PA

Home town:	Salem
Current & past employers:	University of Philadelphia, University of North Carolina at Chapel Hill
Education:	University of Richmond, University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

After a painful separation from my husband in 2005 and subsequent divorce, my previously modest spending habits changed for the worse for a couple of years. I am now back in a stable life situation and very much want to get my financial situation under control. I'm paying mainly interest on three credit cards and it's prohibiting me from saving much money at all, though I am managing to put a small amount into a savings account and my Roth IRA each month. With a personal loan I'll pay off the credit cards and cancel all except for one which has a maximum limit of $4,000 and a low APR and which will be used only for emergencies. I have a good, stable job with the University of Pennsylvania and even got a modest raise this year (significant, considering the shape of the economy). I've cut my spending in recent months by sharing an apartment - reducing my rent and the amount I spend on utilities. I have a budget that I'm sticking to for groceries and other household needs. I invest fully in my employee's matched retirement plan and take advantage of the pre-tax healthcare expense account. A personal loan would enable me to put money aside for my future, a house, a wedding, children, eventual retirement - all of these things seem impossible if I can't responsibly get rid of the debt I have accumulated. Thank you so much for your time, Heather Simmons

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,088.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 423311

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423311	$11,800	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423311. Member loan 423311 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Classic Elite Yarns	Debt-to-income ratio:	1.99%
Length of employment:	4 years 6 months	Location:	Reading, MA

Home town:	Dracut
Current & past employers:	Classic Elite Yarns, CVS Pharmacy
Education:	Massachusetts College of Art

This borrower member posted the following loan description, which has not been verified:

I am hoping to purchase this house-to-go: http://www.lodge-on-wheels.com/ This house-on-the-go is intended to fill the role of an RV. According to the originator, this unit is "built better than most RV's. They fully expect these houses to be around 50 years from now, looking better than ever." The unit includes a dual-braking sustem, that fully integrates with the truck's braking system. Safety is the prime concern. I have excellent credit, with a score around 770. I have a secure full time job, making around $35,000 each year and have an excellent record of paying bills on time. I just recently finished paying off a $26,000 vehicle loan a year prior to the end of the loan period. I know I would be an excellent candidate for receiving a loan such as this. Thank you very much for your time and consideration. I very much look forward to working with you. Kristen :)

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,234.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 423323

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423323	$25,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423323. Member loan 423323 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,833 / month
Current employer:	TQ Constructors	Debt-to-income ratio:	5.48%
Length of employment:	1 year 8 months	Location:	Cincinnati, OH

Home town:	Lawrenceburg
Current & past employers:	TQ Constructors
Education:	Cincinnati State Technical and Community College

This borrower member posted the following loan description, which has not been verified:

We would like to install an inground pool in our rear yard.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,141.00	Public Records On File:	0
Revolving Line Utilization:	62.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 423811

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423811	$5,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423811. Member loan 423811 was requested on July 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Retired	Debt-to-income ratio:	19.27%
Length of employment:	n/a	Location:	Louisville, KY

Home town:	Spencer Co
Current & past employers:	Retired
Education:

This borrower member posted the following loan description, which has not been verified:

Need car repairs and don't want to purchase a new car.

A credit bureau reported the following information about this borrower member on July 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$181,017.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423928

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423928	$25,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423928. Member loan 423928 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,250 / month
Current employer:	US Postal Service (USPS)	Debt-to-income ratio:	15.12%
Length of employment:	14 years	Location:	Colorado Springs, CO

Home town:
Current & past employers:	US Postal Service (USPS)
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for funding to consolidate some credit card debt

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1978	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,405.00	Public Records On File:	0
Revolving Line Utilization:	28.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 423950

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423950	$7,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423950. Member loan 423950 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Infinity Group LLC	Debt-to-income ratio:	0.00%
Length of employment:	4 years 6 months	Location:	Ashburn, VA

Home town:	Fairfax
Current & past employers:	Infinity Group LLC
Education:	George Mason University(Under graduate), Univeristy of Maryland - College Park(Graduate)

This borrower member posted the following loan description, which has not been verified:

We need a loan to help pay for a business plan and feasibility study on a resort real estate project. The projected is located in a fast growing economy and highly desirable area. The loan will be repaid once the project has been fully funded in 3-4 months(Oct-Nov 09). Investors have already been lined up just required experienced consultant to perform business plan and feasibility study.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424016

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424016	$9,600	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424016. Member loan 424016 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,950 / month
Current employer:	US Cellular	Debt-to-income ratio:	21.15%
Length of employment:	4 years 4 months	Location:	Forest, VA

Home town:	Greenville
Current & past employers:	US Cellular, ALLTEL Corp.
Education:	East Carolina University, Central Virginia Community College, Indiana Bible College

This borrower member posted the following loan description, which has not been verified:

I have some credit cards that are a close to their limit. I have never paid a bill late and the only reason the credit cards are so high is because my husband and I started a car dealership a year ago and used that as start up capital.... We just sold the business and am in need of purchasing an automobile for myself since I haven't had to have one in a year. I have some money to put down and will most likely not use all the requested amount. I am going to purchase the car at wholesale. Once again I have never ever been late on a bill since I had my first credit card.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,332.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 424061

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424061	$13,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424061. Member loan 424061 was requested on July 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Memorial Medical Center	Debt-to-income ratio:	15.30%
Length of employment:	3 years 10 months	Location:	Springfield, IL

Home town:	Edwardsville
Current & past employers:	Memorial Medical Center, Vono Pharmacy, K-Mart Pharmacy, CVS Pharmacy
Education:	McKendree College

This borrower member posted the following loan description, which has not been verified:

I think that my credit report will speak for itself. I am very responsible about making my payments on time & usually try to pay a little extra every time. I am just looking for better rates so that I can get my loans payed off quicker. Thank you in advance for your help!

A credit bureau reported the following information about this borrower member on July 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$83,995.00	Public Records On File:	0
Revolving Line Utilization:	48.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 424124

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424124	$15,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424124. Member loan 424124 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	CRWRC	Debt-to-income ratio:	5.46%
Length of employment:	7 years 7 months	Location:	GRAND RAPIDS, MI

Home town:	Grand Rapids
Current & past employers:	CRWRC, Fifth Third Bancorp (f/k/a Old Kent Mortgage Company), Mid-America Leadership Foundation
Education:	Calvin College, Western Michigan University

This borrower member posted the following loan description, which has not been verified:

Thank you for considering this debt consolidation loan request

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,911.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 424125

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424125	$3,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424125. Member loan 424125 was requested on July 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Safeway Inc.	Debt-to-income ratio:	19.75%
Length of employment:	28 years 6 months	Location:	san jose, CA

Home town:
Current & past employers:	Safeway Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Have worked at same job for 28 years. Not a flight risk. Need help with mortgage payment to keep roof over head.

A credit bureau reported the following information about this borrower member on July 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	78
Revolving Credit Balance:	$17,015.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424261

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424261	$20,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424261. Member loan 424261 was requested on July 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	NYc Transit	Debt-to-income ratio:	6.26%
Length of employment:	4 years 2 months	Location:	jamaica, NY

Home town:	New York
Current & past employers:	NYc Transit
Education:	CUNY York College

This borrower member posted the following loan description, which has not been verified:

This loan will be used for inventory purchases for new restaurant/bar.

A credit bureau reported the following information about this borrower member on July 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	20
Revolving Credit Balance:	$14,623.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 424291

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424291	$25,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424291. Member loan 424291 was requested on July 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,053 / month
Current employer:	Automotive Finance Corporation	Debt-to-income ratio:	19.57%
Length of employment:	8 years 4 months	Location:	Chandler, AZ

Home town:	Indianapolis
Current & past employers:	Automotive Finance Corporation, Fifth Third Bancorp
Education:	University of Southern Indiana

This borrower member posted the following loan description, which has not been verified:

I have 3 credit cards and 1 personal loan each with small balances that I am looking to consolidate and get paid off in a more timely and responsible fashion. I would like to get 1 loan to pay all of these small debts off and get out of debt for good. I have a great credit score (last I checked it was close to 800) and have never missed a payment on any repayment plan, from department store cards, to major credit cards, to auto and personal loans, to a first and second mortgage. Being able to pay one lower monthly payment would not only make paying bills easier, it would allow me to pay down my debt substantially faster.

A credit bureau reported the following information about this borrower member on July 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,091.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424298

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424298	$18,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424298. Member loan 424298 was requested on July 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	Tufts Medical Center	Debt-to-income ratio:	11.35%
Length of employment:	10 years 4 months	Location:	Danvers, MA

Home town:	Chatham
Current & past employers:	Tufts Medical Center, Queens Medical Center
Education:	St Clair County Community College

This borrower member posted the following loan description, which has not been verified:

I was lucky enough to find a new home in the price range I felt that I could afford. Negotiating a loan was difficult as my purchase is a town home with only 25% sold and all lenders wanted 20% down. I was able to negotiate a mortage for 10% down which came to 29400. I have paid 15000 already and am looking for the rest of the down payment. When I moved to Ma 10 years ago I never thought I would ever own property here, but I have found a great place. PS the mortage payment is less than the rent that I pay now. Thank-you

A credit bureau reported the following information about this borrower member on July 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,831.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424334

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424334	$14,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424334. Member loan 424334 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	R.H. Donnelley	Debt-to-income ratio:	22.14%
Length of employment:	2 years 4 months	Location:	Overland Park, KS

Home town:	Neptune
Current & past employers:	R.H. Donnelley, First Horizon Home Loans
Education:	Missouri State University, University of Missouri - Kansas City

This borrower member posted the following loan description, which has not been verified:

I am seeking $14,000 to consolidate and reduce my rate of interest on two credit card balances, currently at 17% and 29%. I am a 35-year-old professional with an excellent employment history and good credit (no 30-day delinquencies or collection activity). I would most likely qualify for another balance transfer credit card, but I want to eliminate my use of credit cards. I am looking for a 36-month loan at no more than 15% interest, as I would like to keep my payment in the range of $450/month. I am willing to provide full documentation of income and other monthly expenses and allow direct disbursement of loan funds to my credit card accounts. I would also agree to set the loan up on automatic ACH payments.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	40
Revolving Credit Balance:	$14,180.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424360

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424360	$25,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424360. Member loan 424360 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	GPX Realty Partners	Debt-to-income ratio:	17.59%
Length of employment:	3 years 1 month	Location:	Philadelphia, PA

Home town:	Birmingham
Current & past employers:	GPX Realty Partners, Toll Brothers
Education:	University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate two credit cards at a lower rate.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,155.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 424471

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424471	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424471. Member loan 424471 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	AIReS	Debt-to-income ratio:	5.40%
Length of employment:	16 years	Location:	Danbury, CT

Home town:	Pittsburgh
Current & past employers:	AIReS
Education:	Penn State University

This borrower member posted the following loan description, which has not been verified:

I earn $250,000 per year, verifiable. Secure employment with ownership share. Been with my company 16 years. Need the loan to consolidate debt after recent divorce. Excellent payment history, FICO score is 660 due to credit cards, once I pay them off I will be in the 730-770 range according to Equifax and I am reliable and dependable to pay all debts. No negative accounts in the last 5 years.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	63
Revolving Credit Balance:	$11,356.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424625

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424625	$13,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424625. Member loan 424625 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,467 / month
Current employer:	The Vanguard Group	Debt-to-income ratio:	17.37%
Length of employment:	9 months	Location:	NEWARK, DE

Home town:	Newark
Current & past employers:	The Vanguard Group, Keystone Helicopter, The Shodor Foundation
Education:	Delaware Technical and Community College-Stanton-Wilmington

This borrower member posted the following loan description, which has not been verified:

I have two credit cards; one from Bank of America and one from Chase. One is at an APR of 18% and another at 30% I'm hoping to roll these into a single loan, make payments of approximately $1100 a month over the next 12 months. I'm hoping to make debt management easier and APRs lower. I've got a steady job making $40,000 a year, have no liabilities for housing or utilities, and have pretty good credit.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	30
Revolving Credit Balance:	$14,391.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 424644

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424644	$14,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424644. Member loan 424644 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Dr Wan	Debt-to-income ratio:	6.71%
Length of employment:	10 years	Location:	Brooklyn, NY

Home town:	Brooklyn
Current & past employers:	Dr Wan
Education:

This borrower member posted the following loan description, which has not been verified:

Hope you well I would like to apply for that amount and also i would like to find out if there is a pre-payment penalty if i can pay it off around 12 or so. I'm buying bedding items from a foreign company that is already sold to my buyer here in Florida. so the money will be in a cycle for about a year or so. And in the future i can request for more and you guys can help me more and more. We buying 20,000 worth of products and once it is in florida we collecting $15,000 cash right away COD and the other 5 will be within 2-3 weeks. but i'm planning to continue doing it for about a year or so then pay it off and hopefully come back and ask for more and so forth. Thank you so much for working with me and i do appreciate the opportunity.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	54
Revolving Credit Balance:	$16,826.00	Public Records On File:	0
Revolving Line Utilization:	81.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 424676

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424676	$7,750	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424676. Member loan 424676 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,113 / month
Current employer:	City of Seattle	Debt-to-income ratio:	24.54%
Length of employment:	5 years 1 month	Location:	Seattle, WA

Home town:
Current & past employers:	City of Seattle
Education:	Georgetown University, New York University (NYU) School of Law

This borrower member posted the following loan description, which has not been verified:

I've got a BOA credit card that just reset to 19.99%, and I'd like to pay it off with a fixed rate, fixed term loan. I'm a professional ethics advisor for a large organization. I've got a six-figure income, and I've never been delinquent on a loan in my life. I made the mistake about a year ago of paying down some balances with a card that had a year-long zero-percent teaser rate. I assumed I could talk down the rate when it reset, but I had no luck when I talked to BOA a while back. I don't want to get back on the teaser rate treadmill, but would like to cut my interest payments with a fixed-rate, fixed-term loan.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$72,544.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 424811

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424811	$22,750	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424811. Member loan 424811 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,750 / month
Current employer:	Self Employed	Debt-to-income ratio:	12.25%
Length of employment:	9 months	Location:	Princeton, NJ

Home town:	Montague
Current & past employers:	Self Employed
Education:	Fashion Institute of Technology (FIT)

This borrower member posted the following loan description, which has not been verified:

I am looking to get the more popular styles of dresses from my collection produced in volume. Three styles will be produced. One style in sizes 0-14. The other two styles will be produced in sizes xs-xl. I will have 100 garments made in each style since this is the minimum amount to get a significant discount on the labor. This makes each garment much more profitable than producing in small quantities. Only styles with proven sales volumes over the past year at my retailers will go into production. The garments will be used to increase inventory at my dedicated retailer where my brand has been placed for the past year. I will also be expanding my sales with the new production volumes at a young designers market where many of my designer colleagues from FIT have been highly successful making a living. It's a place in NYC and other major metropolitan areas where regular customers, buyers for stores and stylists frequent, looking for inventory, the hottest new designers, and impulse buys. A secondary use for the additional production will be to build inventory for my sales rep. Armed with inventory, my sales rep and I will be able to engage Just In Time only retailers; with many retailers now switching to immediate delivery as a condition of placing orders due to the current economy (vs. long-term orders). Finally, the loans and new productions overall purpose is for me to be able to expand my business to a mid-volume designer brand in the near term. My website very recently started featuring direct online sales. A small percentage has been budgeted for a carefully planned PR and marketing campaign. I have developed my line and my skills to create garments for a target market of people in their 20's and 30's who want wearable showstopping fashion. My clothing sells well to people in NYC, and I am looking to expand through my sales rep and direct marketing to cities such as Miami, L.A., and Las Vegas. I design evening wear in styles that are seasonless so the inventory does not have a specific shelf life and will continue to be marketable through the year. I am choosing colors that are proven, and colors that will be good through various seasons.

A credit bureau reported the following information about this borrower member on June 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,067.00	Public Records On File:	0
Revolving Line Utilization:	32.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 424873

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424873	$20,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424873. Member loan 424873 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Global Credit Services	Debt-to-income ratio:	8.89%
Length of employment:	4 months	Location:	Brooklyn, NY

Home town:	New York, NY
Current & past employers:	Global Credit Services, XL Capital Assurance
Education:	Fordham University

This borrower member posted the following loan description, which has not been verified:

This loan request is being made in order for me to refinance some credit card debt and another small loan I currently have outstanding. My goal is to get a better rate and terms. My professional background is banking, and unfortunately I was let go from my job as an energy analyst last year. I found a new job in March working as a research analyst covering the energy sector for a small ratings firm. I also recently moved into a new apartment which has significantly lower rent payment than what I was locked into last year. I have a BA in Economics and an MBA in Finance and reside in Brooklyn, NY. I believe I am a good candidate for a lending club loan

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	21
Revolving Credit Balance:	$20,636.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 424881

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424881	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424881. Member loan 424881 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	carrerstaff unlimited	Debt-to-income ratio:	9.19%
Length of employment:	3 years 6 months	Location:	cerritos, CA

Home town:	Cerritos
Current & past employers:	carrerstaff unlimited, career staff unlimited, as a Physical Therapist
Education:	Southwestern University

This borrower member posted the following loan description, which has not been verified:

i need some money to make my home safer for my baby.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,204.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 424882

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424882	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424882. Member loan 424882 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,388 / month
Current employer:	jehle-halstead, inc.	Debt-to-income ratio:	6.52%
Length of employment:	2 years 1 month	Location:	Pensacola, FL

Home town:	Pensacola
Current & past employers:	jehle-halstead, inc.
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

The intent of this loan is to consolidate several high interest credit cards into one payment so that my wife and I can not only benefit from the interest savings, but also have a plan to repay our debt within a short amount of time. The majority of this debt was accumulated during our college years (stupid kids), with the remainder of the load being formed from wedding expenses. During those times, neither of us had a well paying job, so the debt was hard to avoid. Now we are both employed - myself as a Civil Engineer with the same company for over two years; my wife as a Social Worker with the same company for over a year. Both of us have recently had our performance reviews and our jobs are secure. We would like to address our debt issues before we start a family. That is why we are here. Thank you for your help and contributions!

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	66
Revolving Credit Balance:	$10,372.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425025

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425025	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425025. Member loan 425025 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,709 / month
Current employer:	self	Debt-to-income ratio:	2.09%
Length of employment:	2 years	Location:	WEST PALM BEACH, FL

Home town:	Memphis
Current & past employers:	self, Pediatric Associates
Education:	Florida Atlantic University, Palm Beach Community College

This borrower member posted the following loan description, which has not been verified:

I am investing in a business that I do subcontract work for.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,242.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425084

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425084	$9,600	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425084. Member loan 425084 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Fry's Electronics	Debt-to-income ratio:	8.32%
Length of employment:	1 year 8 months	Location:	Oxnard, CA

Home town:	Oxnard
Current & past employers:	Fry's Electronics, Lake Casitas Municipal Water District, Freelance Artist/Designer
Education:	Ventura College

This borrower member posted the following loan description, which has not been verified:

Hello all, I have been a freelance artist and designer for the past 8 years. I have also been working in Customer Service for the last two years and I am looking to start a business in a genre I greatly enjoy; gaming. I am looking to start a video game store/arcade/lounge/pc cafe in Ventura County. We feel that there is a hugely untapped market in our community. We know of many, many, many people who drive as much as an hour and a half out of town every Friday and Saturday night to visit the nearest 'good' arcade. We also have noticed the interest in classic video games on the rise. Our store will carry all the latest and greatest systems and games, but we will also accept for trade-in and sell classic and collectible games as well. We will also sell trading card games and cards, as well as many video game related merchandise such as apparel, accessories, even video game themed snack foods. We will also have a video game arcade with popular machines such as Dance Dance Revolution and Street Fighter 4, as well as classics such as Pac Man, Tetris and a Super Mario Bros. Pinball machine (Already in my possession). We also plan on having a PC Gaming and Console gaming areas, where for a small hourly fee, customers can play games on our consoles and PCs. The nearest local PC cafe would be our only competition for miles, and their computers literally haven't been updated since the place opened three years ago. We will have a T1 internet connection hooked up to all of our computers for lightning fast gaming and browse. Our consoles will already be hooked up for network play. We plan on selling advertisement space on custom made cabinets made for the consoles. We will be available for private parties and events. This loan I am requesting is going to be used to secure a location, purchase product to sell for the store, purchase our first PCs and software licenses for the PC Cafe. We hope to reach ten PC's after three months and start adding our full arcade machines within the first six months. I have a 23 page business plan written that I can provide upon request, including screenshots of the website (I didn't think people wanted to read a full 23 pages on this website so I shortened it up!)

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,114.00	Public Records On File:	0
Revolving Line Utilization:	28.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425214

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425214	$25,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425214. Member loan 425214 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	Myxer Inc.	Debt-to-income ratio:	19.45%
Length of employment:	1 year 6 months	Location:	Nashua, NH

Home town:	Huntington
Current & past employers:	Myxer Inc., Cyphermint, Inc.
Education:	Coleman College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate debt and make a couple of improvements to my home. Best Regards

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,606.00	Public Records On File:	0
Revolving Line Utilization:	83.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 425240

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425240	$21,600	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425240. Member loan 425240 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Pangea Ventures	Debt-to-income ratio:	1.51%
Length of employment:	17 years 5 months	Location:	NEWNAN, GA

Home town:	Sussex, England
Current & past employers:	Pangea Ventures, British Island Airways (flight attendant) 1975-1990
Education:	Brinsbury Agricultural College (various animal care courses)

This borrower member posted the following loan description, which has not been verified:

Hello I have owned and operated a rental property management company since 1992. For the last year, one of the properties that I have been managing has been a duplex consisting of two, 2 bedroom apartments in East Point Ga ( a suburb of Atlanta). The owner is going through a bankruptcy and as a result is forced to sell. After negotiating with the mortgage company they have elected to accept 18,000 as full satisfaction of their mortgage! My contract to purchase this property for that amount has been approved and is cleared to close. Even in the present real estate market, the property is easily worth 90,000. The property is rented to two longstanding good tenants and produces an income of 1100 per month (after taxes and insurance are paid). I intend to keep the property free and clear, not refinance, and hold it as part of my retirement. I intend to use the rental income from the property to repay this 18000 loan ahead of schedule. Thank you.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,403.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 425322

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425322	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425322. Member loan 425322 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Penguin Windows	Debt-to-income ratio:	8.30%
Length of employment:	4 months	Location:	CLACKAMAS, OR

Home town:	Milwaukie
Current & past employers:	Penguin Windows, Quality Skylight and Sunroom Install, Pro Scape Landscaping, McCord Family Painting, Exercise Equipment NW
Education:	Western Oregon University

This borrower member posted the following loan description, which has not been verified:

This is a loan request to pay of existing 4500 credit card through Wells Fargo and a 500 dollar payday advance from First Delaware Bank. recently started new job at Penguin Windows with 6 figure earning potential.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,766.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 425348

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425348	$4,400	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425348. Member loan 425348 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,290 / month
Current employer:	Mason County Title	Debt-to-income ratio:	6.69%
Length of employment:	16 years 11 months	Location:	Allyn, WA

Home town:	Bremerton
Current & past employers:	Mason County Title, LandAmerica Transnation Title and Land Title Company of Kitsap County
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to use the funds to payoff 2 credit cards with substantially high interest rates and one hospital bill to consolidate the payments into a more managable monthly payment as well as being able to direct those funds towards the goal of paying those debts off in full

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	10
Revolving Credit Balance:	$11,374.00	Public Records On File:	0
Revolving Line Utilization:	68.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 425423

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425423	$12,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425423. Member loan 425423 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	New York Life Insurance	Debt-to-income ratio:	13.60%
Length of employment:	5 months	Location:	Holland, PA

Home town:	Feasterville Trevose
Current & past employers:	New York Life Insurance, Fred Beans Ford
Education:	East Stroudsburg University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to pay off some credit cards that are at a high interest rate right now, that I had to use when I was laid off for a few months. I have a new job for a few months now and it is going very well, and also starting a part time job on the side to make some extra money. I just got myself in a little too deep with the credit cards while I was laid off because of a few personal things that came up, with me and my family.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,740.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 425514

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425514	$10,200	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425514. Member loan 425514 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Amarr Garage Doors	Debt-to-income ratio:	14.57%
Length of employment:	3 years	Location:	LAWRENCE, KS

Home town:	Emporia
Current & past employers:	Amarr Garage Doors, BPI - Buchingham Palace Inc.
Education:	University of Kansas Main Campus, Emporia State University

This borrower member posted the following loan description, which has not been verified:

I would save about $200 a month at 10% interest if I could get a loan approval on this. I work two jobs and don't necessarily have to but do to have a life. I have the account numbers, payoff amounts, etc necessary and am ready to become debt free. This loan would be the biggest blessing I've ever had. Thanks

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,504.00	Public Records On File:	0
Revolving Line Utilization:	87.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 425763

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425763	$16,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425763. Member loan 425763 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	SVN Management, Inc.	Debt-to-income ratio:	5.64%
Length of employment:	2 years 7 months	Location:	Costa Mesa, CA

Home town:	Washington
Current & past employers:	SVN Management, Inc., State Street Corp.
Education:	University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

Dear Lenders: I am a twenty-nine year old commercial real estate executive with a BA from the University of Southern California (2003). I have good credit with impeccable payment history. My monthly preferred payment method is via direct debit from my checking account. I am requesting this loan in order to consolidate high-interest credit card debt incurred from two medical accidents that happened during a time of career transition (without insurance coverage). I have been employed with a multi-national commercial real estate firm for over two and a half years and make $57k per year. Before beginning my career in commercial real estate, I worked for the leading bond trading firm in the nation. During the one year period of transition between the securities trading industry to the commercial real estate industry, I was actively pursuing education in commercial real estate through an institution that did not offer medical insurance. As luck would have it, I was both mugged and knocked out my two front teeth during this time. As a result, I had to finance the bills from these two accidents by charging them to my credit cards. I am now paying the price by incurring high interest from these large credit corporations. I am at a point in my life where I would like to buy a home, get married, and eventually have children. I would sincerely appreciate your help in making this dream of mine come true. Sincerely, Brendan Hope

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	38
Revolving Credit Balance:	$19,607.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425787

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425787	$9,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425787. Member loan 425787 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Sony Computer Entertainment	Debt-to-income ratio:	23.75%
Length of employment:	1 year 7 months	Location:	ALAMEDA, CA

Home town:
Current & past employers:	Sony Computer Entertainment
Education:

This borrower member posted the following loan description, which has not been verified:

It has become apparent that the longer I have a balance on my credit cards, the more likely they are raising my interest rate. Chase just raised the interest rate on one of my credit cards from 10% to 29.99% which now makes it harder to pay off. Consolidating will put it all at one interest rate as well as paying them off so I can cut up the cards.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,149.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 425901

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425901	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425901. Member loan 425901 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,888 / month
Current employer:	Symantec Corp.	Debt-to-income ratio:	14.94%
Length of employment:	2 years	Location:	Richmond, VA

Home town:	Rochester
Current & past employers:	Symantec Corp., United Network for Organ Sharing, Bank of America Corp., Teksystems, Robert Half International
Education:	Clarkson University, Virginia Commonwealth University

This borrower member posted the following loan description, which has not been verified:

In 2005, a friend (who later became my fiancee, though it didn't work out in the end) was diagnosed with cancer. She had no medical insurance and Medicaid was insufficient. Over the next couple of years, I spent over $100,000 assisting her with medical bills. You'll be happy to know she's alive and well. Unfortunately, at that time, I was making less than $60K a year. After I burned through my savings, I accumulated tens of thousands of dollars in debt, most of it on credit cards (I had excellent credit then). Needless to say, my debt level decreased my credit score by quite a lot. After the catastrophe was over, I have continued to advance in my career and make payments on my debt. While I'm making some progress, it's going very slowly and sometimes feels like I'll never be out of debt. Still, over the past few years, I've greatly improved my credit by consistently paying on time and more than the minimum. At this point, I would like to consolidate some of my debt into a simple lower rate interest installment loan rather than multiple compound interest revolving lines of credit at higher interest rates. I'll continue to display the same tenacity in paying my debts on time, but now it will actually get me somewhere.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,449.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425909

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425909	$9,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425909. Member loan 425909 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	home maker	Debt-to-income ratio:	5.38%
Length of employment:	12 years	Location:	SLIDELL, LA

Home town:	river ridge
Current & past employers:	home maker, Wells Fargo
Education:	LSU

This borrower member posted the following loan description, which has not been verified:

pay off credit cards

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,352.00	Public Records On File:	0
Revolving Line Utilization:	9.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 426031

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426031	$8,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426031. Member loan 426031 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Mann's Chrysler	Debt-to-income ratio:	8.80%
Length of employment:	1 year	Location:	Paris, KY

Home town:	Paris
Current & past employers:	Mann's Chrysler, Hatfield Chrysler, AutoZone Inc.
Education:	Bluegrass Community Technical College

This borrower member posted the following loan description, which has not been verified:

*The automotive mechanic industry requires mechanics to purchase their own tools. In order to move up to the next mechanic level and receive more pay, I am in need of several new technology tools. I will be glad to list these if necessary. *I need to use approximately $5000 to replace the air conditioning and furnace in my house. *Additionally, I would use the funds to pay off my toolbox (loan of $3500) and have just one payment.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 426037

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426037	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426037. Member loan 426037 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Spacenet Inc.	Debt-to-income ratio:	2.54%
Length of employment:	8 years 9 months	Location:	Smyrna, GA

Home town:	Knoxville
Current & past employers:	Spacenet Inc., Spacenet Inc.
Education:	The University of Tennessee

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my credit cards and other debts into one payment.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,809.00	Public Records On File:	1
Revolving Line Utilization:	26.30%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 426042

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426042	$25,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426042. Member loan 426042 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$37,500 / month
Current employer:	Marque Perry	Debt-to-income ratio:	0.13%
Length of employment:	5 years	Location:	Brookfield, IL

Home town:	Chicago
Current & past employers:	Marque Perry, NBA, and now Over Seas yearly contracts
Education:	Saint Louis University-Main Campus

This borrower member posted the following loan description, which has not been verified:

To whom it may concern, The purpose of the loan is remodel two bathrooms and a patio.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	25
Revolving Credit Balance:	$4,853.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 426065

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426065	$10,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426065. Member loan 426065 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	ASI & Associates, Inc.	Debt-to-income ratio:	11.92%
Length of employment:	12 years 6 months	Location:	Johnsonville, SC

Home town:	Flora
Current & past employers:	ASI & Associates, Inc., Thornblade
Education:	Francis Marion University

This borrower member posted the following loan description, which has not been verified:

What I am lookinf for is the money to pay off some credit card debt so that i will be able to apply for a business loan to help my company survive these economic times.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,482.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426071

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426071	$10,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426071. Member loan 426071 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Carol Studios Inc.	Debt-to-income ratio:	16.87%
Length of employment:	1 year	Location:	ROCKVILLE, MD

Home town:	Westminister
Current & past employers:	Carol Studios Inc., Designer Workroom, Inc.
Education:	Indiana University of Pennsylvania-Main Campus

This borrower member posted the following loan description, which has not been verified:

Need to purchase hvac units and repair garage

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$171,018.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426076

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426076	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426076. Member loan 426076 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,933 / month
Current employer:	Net Temp Corp	Debt-to-income ratio:	10.79%
Length of employment:	2 years	Location:	Miami, FL

Home town:	Houston
Current & past employers:	Net Temp Corp, Building Material Provider
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

I would like to borrow money for my wedding this year in November.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	31
Revolving Credit Balance:	$4,707.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426158

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426158	$6,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426158. Member loan 426158 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Wellness Enterprises	Debt-to-income ratio:	11.24%
Length of employment:	2 years	Location:	Gainesville, FL

Home town:	Salt Lake City
Current & past employers:	Wellness Enterprises, Pinnacle Systems
Education:	Santa Fe Community College

This borrower member posted the following loan description, which has not been verified:

I'm hoping to turn my revolving credit debt into a term based loan that I'll be able to dig myself out of in a realistic amount of time. I'm sure I could ultimately pay the credit cards off myself, but a lower interest rate and a term based loan would make things much simpler, faster, and cheaper!

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	20
Revolving Credit Balance:	$9,469.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426188

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426188	$25,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426188. Member loan 426188 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	Red Clay School District	Debt-to-income ratio:	1.69%
Length of employment:	6 years 11 months	Location:	Newark, DE

Home town:	Jersey City
Current & past employers:	Red Clay School District, Speech clinic
Education:	Loyola College in Maryland

This borrower member posted the following loan description, which has not been verified:

I just want to do some improvements to my home.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	6
Revolving Credit Balance:	$3,073.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 426199

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426199	$16,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426199. Member loan 426199 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Middletown Chevrolet	Debt-to-income ratio:	6.83%
Length of employment:	20 years 3 months	Location:	elkton, MD

Home town:	newark
Current & past employers:	Middletown Chevrolet
Education:	University of Delaware

This borrower member posted the following loan description, which has not been verified:

I am currently looking to invest in an existing company here locally that supplies installs and refinishes hardwood flooring. I need this amount in order to secure some inventory, purchase equipment and use the rest as a buffer for now.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,265.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426215

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426215	$24,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426215. Member loan 426215 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:	Tianma Microelectronics Inc.	Debt-to-income ratio:	5.72%
Length of employment:	4 years 1 month	Location:	Monterey Park, CA

Home town:
Current & past employers:	Tianma Microelectronics Inc., Electronic Data Systems
Education:	DeVry University-California

This borrower member posted the following loan description, which has not been verified:

Hello Lenders, I am requesting a loan to consolidate all of my credit card debts and hope to lower the interest rate and pay them all off soon. I have never defaulted on any credit card payments and have a very stable job with good income. My plan is to be debt-free in 2-3 years and purchase my first home afterward. Your consideration is highly appreciated. Thank you!

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,146.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426237

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426237	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426237. Member loan 426237 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,525 / month
Current employer:	3M	Debt-to-income ratio:	3.77%
Length of employment:	2 years	Location:	Burnsville, MN

Home town:	Duluth
Current & past employers:	3M
Education:	University of North Dakota, Northwestern University

This borrower member posted the following loan description, which has not been verified:

I finished graduate school over two years ago, and have been working for two years at a large technology company. For my wife and I to be able to survive through me going through graduate school in Chicago, we had to rely on our credit cards. Now that I am done with graduate school and have considerably more income through the job I am in, we have been spending the past two years working to pay down this credit card debt. I am glad to say that we are almost half way there, but this Lending Club loan would help us get the rest of the way at a much better interest rate. Please let us know if you have any questions or need any additional information.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	49
Revolving Credit Balance:	$24,545.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426264

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426264	$6,200	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426264. Member loan 426264 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	NYS Dept. of Transportation	Debt-to-income ratio:	23.55%
Length of employment:	31 years 1 month	Location:	West Seneca, NY

Home town:	Buffalo
Current & past employers:	NYS Dept. of Transportation
Education:	Erie Community College

This borrower member posted the following loan description, which has not been verified:

To whom this may concern....I would appreciate your consideration for a loan of 25,000 or possibly less to consolidate the balances on three Chase Credit Cards...I have a perfect payment history and have always paid more than my minimums...I have never missed a payment...I do own a home and have a perfect payment history with that as well...I am very reliable and responsible with my budgeting...and have along history with credit in excellent standing...Recently Chase has decided to increase the minimum payment on my cards...this is not a good situation as it would cause undue hardship...This loan would certainly alleviate the situation...I am a 31 year employee with the NYS Det. of Transportation and my income is $70,000 per year...If you would like any further information, I would be more than happy to provide it for you...Thanks so much for your time and consideration....Gregory J. Ruhland

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$100,822.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426271

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426271	$12,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426271. Member loan 426271 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	JB&A Distribution	Debt-to-income ratio:	13.09%
Length of employment:	2 years 6 months	Location:	San Rafael, CA

Home town:	Mt. Vernon
Current & past employers:	JB&A Distribution, Six Degree Media
Education:	Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I need to consolidate some personal loans to one monthly payment.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,000.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426332

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426332	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426332. Member loan 426332 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Environmental Management (Energy Department)	Debt-to-income ratio:	14.39%
Length of employment:	6 months	Location:	Algonquin, IL

Home town:	Liverpool
Current & past employers:	Environmental Management (Energy Department), Conestoga-Rovers & Associates
Education:	McGill University

This borrower member posted the following loan description, which has not been verified:

I have two credit cards with high interest rates that I would like to consolidate down to a lower rate with this particular loan. I also would like the certainty of a fixed rate which would be provided in this case. I have a healthy credit history and have never missed a payment in my life. I am also trying to start my own business and want to free up other money in order to provide capital for it.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,722.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 426375

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426375	$3,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426375. Member loan 426375 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Farmers Insurance	Debt-to-income ratio:	12.98%
Length of employment:	3 months	Location:	North Bend, WA

Home town:	Burnaby
Current & past employers:	Farmers Insurance, Kendal Floral Supply
Education:	Skagit Valley College

This borrower member posted the following loan description, which has not been verified:

To: Our potential Dream Saver(s), My name is Matt Cook. I have been blessed with a beautiful wife and 2 fantastic daughters. My wife (Rosalie) and I were married in a house with 10 friends present. While it was memorable- it wasn't the wedding that every girl dreams of having. I promised my wife that one day she would get that wedding. That time has come... the big day is jsut 3 weeks away! We have been able to pay for almost everything, but we are finding that the last minute expenses are turning out to be a little more than we anticipated. We are seeking some help to take the worry off our shoulders- allowing us to enjoy this moment without the stresses of money being present. The $3000 we are seeking to borrow would be going towards the balance due to the caterer, the flowers (we are frugal and have decided to get the flowers from Costco), bridal hair and make-up, and the wedding favors for the guests. Please know that paying this loan back would be a top priority for me. I don't take borrowing lightly. At this moment the time is short as the balances are due in about 10 days. Your generousity would go a long way to helping me give my wife the wedding she deserves. Thank you so much for considering "lending" your assistance. Matt Cook

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	33
Revolving Credit Balance:	$8,288.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426379

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426379	$20,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426379. Member loan 426379 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Significance Dental Specialists	Debt-to-income ratio:	9.86%
Length of employment:	1 year 4 months	Location:	Las Vegas, NV

Home town:	San Mateo
Current & past employers:	Significance Dental Specialists, Desert Dental
Education:	De Anza College

This borrower member posted the following loan description, which has not been verified:

The purpose here is to apply and fund for the same loan as listed under "A No Risk Loan"! I am the "she" mentioned in that note to lenders. Why, because the FICO score listed for him is listed on this site as lower than what it was when we pulled it from TransUnion. It turns out mine should be higher, hopefully translating into a lower interest rate for the loan funded! Make no mistake, the goal is the same, pay off the negative equity that we are stuck with on our 2008 Audi TT and pay down/off higher rate interest credit cards. As stated previously, we are both professionals working in the dental industry (he is a R.D.H licensed in CA and NV and I work for a specialty dental group as the Insurance Coordinator for all the groups offices). We look forward to a long and prosperous relationship with all those here in the Lending Club, initially as borrowers in good standing and then in turn as lenders helping others! Thank-you for your consideration.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,068.00	Public Records On File:	1
Revolving Line Utilization:	69.70%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 426398

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426398	$6,400	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426398. Member loan 426398 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,312 / month
Current employer:	JMO Enterprises, LLC.	Debt-to-income ratio:	15.49%
Length of employment:	2 years 1 month	Location:	Miami, FL

Home town:	Santa Clara
Current & past employers:	JMO Enterprises, LLC., University of Miami
Education:	University of Miami

This borrower member posted the following loan description, which has not been verified:

I would like to open a business with some colleagues to design new hardware, software and other systems since I have a degree in Computer Software Engineer. This would be a great opportunity to challenge myself and to improve my knowledge expanding my vision while earning a company's profit and revenues.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,177.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426414

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426414	$5,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426414. Member loan 426414 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	Dr. Ray Pollock and Associates DDS PA	Debt-to-income ratio:	2.36%
Length of employment:	3 years 3 months	Location:	Melbourne, FL

Home town:	Melbourne
Current & past employers:	Dr. Ray Pollock and Associates DDS PA, Dr. Harold Brooks DDS
Education:	BCC

This borrower member posted the following loan description, which has not been verified:

Buying a motorcyle for transportation to work and back to save on gas. Also for pleasure.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,583.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426544

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426544	$6,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426544. Member loan 426544 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	hospital of saint raphael's	Debt-to-income ratio:	18.10%
Length of employment:	4 years 6 months	Location:	north haven, CT

Home town:	oakland
Current & past employers:	hospital of saint raphael's, yale new haven hospital
Education:	Concordia College-Moorhead

This borrower member posted the following loan description, which has not been verified:

With the fees of credit cards I would like to close my account and cut up my card. I would like to buy off the complete balances. I don't see any other way but to live credit card free for now. The companies are raising all costs beyond what's reasonable. I am responsible with paying my bills and have been paying more than the balance due every month. I am gainfully em-ployed and luckily work in the medical field an a RN and it doesn't appear that layoffs are a fear in this area. I would like to be free of this high interest card as it seems rates just keep going up and I wonder if there is any limit to what credit cards companies can do. I don't like to use credit cards but it was there when I was the single mother of two children and emergencies came up. With the children grown now I would like to be free of this burden of debt.

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	34
Revolving Credit Balance:	$14,575.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426591

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426591	$14,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426591. Member loan 426591 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Wade Clark Mulcahy	Debt-to-income ratio:	11.88%
Length of employment:	1 year 3 months	Location:	NORWOOD, NJ

Home town:	Norwood
Current & past employers:	Wade Clark Mulcahy, Freiberg and Peck
Education:	Johns Hopkins University, Boston Univserity School of Law

This borrower member posted the following loan description, which has not been verified:

I am buying an engagement ring. I am single, never been married, and have no children or dependents. I am currently an attorney with a good credit history. I have never been late on any payments and have previously paid off a car loan in the past. Additionally, I never have and currently do not carry any balance on my credit cards. I have school loans that I pay monthly and only account for about 11.5% of my monthly gross income. I have no other loans or debts. I neither pay nor receive any alimony or child support. Based upon the estimated terms of the loan that were sent to me after my initial application, I would have no problem making monthly payments.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,236.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426599

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426599	$3,800	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426599. Member loan 426599 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Firelake Grand Casino	Debt-to-income ratio:	17.01%
Length of employment:	1 year	Location:	TECUMSEH, OK

Home town:	Tecumseh
Current & past employers:	Firelake Grand Casino, Riverwind Casino
Education:	Seminole State College, Gordon Cooper Technology Center

This borrower member posted the following loan description, which has not been verified:

Hello, I am applying for a loan so that I can go to the DingKing institute to learn paintless dent repair. The school is $8,000 and only lasts a few weeks. Besides the $8,000 for the school I will also need some money to get me through the few weeks I will be off of work to attend the school and money to advertise which is why i'm asking for $20,000. I plan on keeping my job as a poker dealer until I can depend on paintless dent repair as my sole income. I am on track to make about $45,000 this year. I can provide pay stubs if needed. I am in good standing with the company, I have only worked for this casino for about a year but I have been a poker dealer for over 5 years. I have no fear of the recession hurting my job or the casino business. Despite hard times people still gamble the same maybe more. I have very few bills. I have a $200 house payment which I only owe about $10,000 on. I have a car payment that is $580. and a few credit cards that add up to about $5000. If you have any questions please feel free to contact me. Kevin Young, kevinsteveyoung@yahoo.com (405)620-6530

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	43
Revolving Credit Balance:	$5,144.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426626

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426626	$10,800	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426626. Member loan 426626 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	TV One LLC	Debt-to-income ratio:	19.05%
Length of employment:	2 years 1 month	Location:	WHITE PLAINS, NY

Home town:	San Antonio
Current & past employers:	TV One LLC
Education:	Queens University of Charlotte

This borrower member posted the following loan description, which has not been verified:

Good evening, This loan request is for the purpose of debt consolidation. I am currently paying finance charges on several debts that I hold. This is preventing me from aggressively paying down the balances in a good amount of time. If approved for this loan, I intend to have my debts consolidated and pay off the amount to one lender in one lump sum, thus avoid several different finance charges that add up over time. Although it will change my debt to credit ratio, I intend to close several lines of credit of the debts that I am consolidating. I feel that I would be a reliable candidate for this loan because I am employed, as well as a responsible bill payer. I am well versed on the credit system and would really like to be able to use my earnings as a means of living as well as an investment to my future. By this I mean eliminating all of the lenders I am currently paying will enable to me to aggressively pay off my debts as well as have some money for savings. I appreciate your consideration of my application and sincerely look forward to answering any additional questions you may have in regard to my application and financial history.

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	66
Revolving Credit Balance:	$13,067.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426670

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426670	$10,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426670. Member loan 426670 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	AAR - Aircraft Services Miami	Debt-to-income ratio:	11.91%
Length of employment:	1 year 6 months	Location:	Miami, FL

Home town:
Current & past employers:	AAR - Aircraft Services Miami
Education:	George T. Baker Aviation School

This borrower member posted the following loan description, which has not been verified:

Hi, I am trying to consolidate my credit card debt as well as expenses from school. I have finished school for aviation and work as an Inspector at Miami International Airport. Banks tend to raise the interest rates however they please (this is no secret now because of the economy). I am very punctual and have never been late on any accounts. This loan would be greatly appreciated, Thank you very much, -Alex

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,528.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 426673

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426673	$25,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426673. Member loan 426673 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$23,750 / month
Current employer:	Cintas Corporation	Debt-to-income ratio:	14.67%
Length of employment:	4 years 1 month	Location:	Tulsa, OK

Home town:
Current & past employers:	Cintas Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Household income is $285,000, but with the recent changes to credit card rates, limits, and minimum payments it makes geeting out of bad card difficult.

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$95,324.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426832

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426832	$4,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426832. Member loan 426832 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Cloud 9 SuperShuttle	Debt-to-income ratio:	18.39%
Length of employment:	7 years 9 months	Location:	San Diego, CA

Home town:	Hartford
Current & past employers:	Cloud 9 SuperShuttle, Supershuttle
Education:	Eastern New Mexico University-Main Campus, San Diego City College

This borrower member posted the following loan description, which has not been verified:

I want to consolidate the debt on 3 credit cards and avoid the high interest rates on them, ranging from 22% to 29%. 2 cards are a product of the acquisition of WAMU by Chase, and the 3rd is the last remaining account from a divorce.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	73
Revolving Credit Balance:	$7,227.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426858

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426858	$10,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426858. Member loan 426858 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	The Pep Boys - Manny, Moe and Jack	Debt-to-income ratio:	13.95%
Length of employment:	10 years 5 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	The Pep Boys - Manny, Moe and Jack
Education:	Temple University, Drexel University

This borrower member posted the following loan description, which has not been verified:

I'm looking for a loan to pay off all of the high-interest rate credit cards that I have. I'm able to make the minimum monthly payment, but won't be out of debt for about 6 years. All of the cards have raised their rates and the lowest is 18.9%.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	47
Revolving Credit Balance:	$32,678.00	Public Records On File:	1
Revolving Line Utilization:	75.80%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426877

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426877	$8,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426877. Member loan 426877 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	US Xpress, INC	Debt-to-income ratio:	8.40%
Length of employment:	7 months	Location:	Garrettsville, OH

Home town:	Columbus
Current & past employers:	US Xpress, INC
Education:	St Petersburg College

This borrower member posted the following loan description, which has not been verified:

I am wanting to get out from under the credit cards that I have at 29% interest rates. It would make it easier to deal with if I only had 1 payment per month instead of several payments per month.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,037.00	Public Records On File:	1
Revolving Line Utilization:	66.00%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 426918

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426918	$16,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426918. Member loan 426918 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,833 / month
Current employer:	Camden County Prosecutor's office	Debt-to-income ratio:	13.93%
Length of employment:	10 years 5 months	Location:	Voorhees, NJ

Home town:	Philadelphia
Current & past employers:	Camden County Prosecutor's office
Education:	Camden County College, Hofstra University, Columbia University in the City of New York

This borrower member posted the following loan description, which has not been verified:

I've been the Information Services Manager for a large county law-enforcement agency in New Jersey for more than ten years and earn more than $94,000 a year from that position. Although my payment history is stellar and I have recently paid off some large high interest revolving credit lines and loans, as the economy has worsened and credit has further constricted, I've found myself subject to exorbitant interest rate increases on my remaining credit lines and cards. It seems that in these times, a steady employment history and a commitment to paying one's obligations are no protection from the general upheaval in the commercial lending sector. I would like to put my finances in order and reduce the amount of interest I'm paying to something more sane if possible.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	74
Revolving Credit Balance:	$9,867.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426930

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426930	$15,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426930. Member loan 426930 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Southern Wine and Spirits	Debt-to-income ratio:	17.86%
Length of employment:	6 years 2 months	Location:	Miami, FL

Home town:	Miami
Current & past employers:	Southern Wine and Spirits, Federal Reserve System
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

Looking to Consolidate a few of my credit card debts.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,330.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 426963

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426963	$9,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426963. Member loan 426963 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,472 / month
Current employer:	Independence School District	Debt-to-income ratio:	24.35%
Length of employment:	1 year 3 months	Location:	INDEPENDENCE, MO

Home town:	Trenton
Current & past employers:	Independence School District, Ability Network
Education:	Truman State University, North Central Missouri College

This borrower member posted the following loan description, which has not been verified:

Loan to consolidate debt and purchase a car.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,751.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426985

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426985	$6,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426985. Member loan 426985 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	24 Seven Discovere	Debt-to-income ratio:	9.74%
Length of employment:	4 years 6 months	Location:	Bartlett, IL

Home town:	Chicago
Current & past employers:	24 Seven Discovere, Ikon Office Solutions
Education:	Oakton Community College

This borrower member posted the following loan description, which has not been verified:

Looking to get a little more flexibility (cash flow monthly) by paying off a few credit cards

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	44
Revolving Credit Balance:	$41,042.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427030

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427030	$14,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427030. Member loan 427030 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	Lacks Enterprises	Debt-to-income ratio:	22.83%
Length of employment:	2 years 10 months	Location:	GRAND RAPIDS, MI

Home town:
Current & past employers:	Lacks Enterprises
Education:	Grand Rapids Community College

This borrower member posted the following loan description, which has not been verified:

Money used to consolidate all debt.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,400.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427035

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427035	$3,600	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427035. Member loan 427035 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Animas Corporation	Debt-to-income ratio:	2.10%
Length of employment:	3 years 1 month	Location:	Midlothian, VA

Home town:
Current & past employers:	Animas Corporation, Scott and White Hospital
Education:	University of Mary Hardin-Baylor

This borrower member posted the following loan description, which has not been verified:

Need to pay off medical bills for daughter. She had an emergency visit and was admitted for two days.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427048

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427048	$3,500	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427048. Member loan 427048 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	CH2M Hill	Debt-to-income ratio:	5.31%
Length of employment:	4 years 8 months	Location:	AURORA, CO

Home town:	Albuquerque
Current & past employers:	CH2M Hill, Arapahoe Community College
Education:	Arapahoe Community College

This borrower member posted the following loan description, which has not been verified:

I got a new house about 8 months back and I have been improving it one step at a time. Right now I absolutely need to get rid of the carpet in this house (it must be from the 1970) and replace it with tile. I have priced everything out and I need about 3500.00 to get all the tile and pay for it to get installed. I have a good credit history and have never had anything go to collections or had any problems paying any credit cards or other loans back. I would just go through wells Fargo for this but the smallest amount they will lend is 5000.00 and their APR is much higher. I work full time and am married with 2 kids and plan to use this money to improve our home. Thank you

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	35
Revolving Credit Balance:	$4,199.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427067

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427067	$14,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427067. Member loan 427067 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Orange County Public Schools/Walt Disney World	Debt-to-income ratio:	24.91%
Length of employment:	1 year	Location:	ORLANDO, FL

Home town:	Miami
Current & past employers:	Orange County Public Schools/Walt Disney World, Miami Dade County Public Schools
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

I'm looking to pay off my high interest credit cards. I currently have three of them and the minimum payments are really hurting my ability to pay them off. I would like to rid myself of this unsecured debt to start saving money to invest in my future.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	79
Revolving Credit Balance:	$15,134.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427070

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427070	$18,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427070. Member loan 427070 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,543 / month
Current employer:	FEGS Health and Human Services System	Debt-to-income ratio:	10.93%
Length of employment:	14 years	Location:	JACKSON HEIGHTS, NY

Home town:	Salem
Current & past employers:	FEGS Health and Human Services System
Education:	Pennsylvania State Unviersity, St. Louis University, Brooklyn College

This borrower member posted the following loan description, which has not been verified:

I am an employee of a large health and human services nonprofit with excellent credit and I want to consolidate the credit card debt I have accumulated over the past few years. As my credit history proves, I am a responsible borrower who taked his debts seriously and feels a moral and ethical obligation to pay back all debt. In my work, I contribute to the health of the community by providing services to the developmentally disabled and mentally-ill and other high-need groups. I seek a fixed rate loan so I am not subject to the possibility of an interest rate increase from credit card companies.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,596.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427130

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427130	$25,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427130. Member loan 427130 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Dalton Foam	Debt-to-income ratio:	13.34%
Length of employment:	23 years	Location:	Dalton, GA

Home town:	Dalton
Current & past employers:	Dalton Foam
Education:

This borrower member posted the following loan description, which has not been verified:

This loan is used to provide capital to acquire and renovate mobile homes. Our family has been experienced real estate investors for many years now. Our new business involves acquring older used mobile homes located in mobile home parks. We expect that we can acquire approximately 10 mobile homes with $25,000. Why Mobile Homes? The answer is simply cashflow. We've been buying single family homes for several years now. When one of our homes goes vacant it takes the income from 2-3 other single family homes to cover the payment. The value in homes comes long term in appreciation and when they are eventually paid off or sold. When a mobile goes vacant we are left with a lot rent of $170 or $180 to cover. The mobiles will rent anywhere from $85 a week to $125 a week. This means a monthly cashflow of $200 per mobile that is filled. However, the best part is that if one unit goes vacant then it only takes 1 other filled mobile to cover the lot rent. With the expected payment of the lending club loan as long as we keep 6 out of 10 units filled then we will cashflow with the mobile homes. So Whats The Downside? We are dealing with a lower quality tenant so consistent and strong landlording is a must. Our property management company Simple Management Services LLC is easily capable of handling that. You can view our property management website at http://www.picksimple.com Repairs after a tenant leaves is also a factor to be considered but usually its easy to repaint the premises in a timely matter. The other downside is that as long as your in a mobile home park all the power is in the park managers hands, however we have a great relationship with 2 park managers at the moment and we are building more. Plus when the managers join our team they consistently feed us a list of homes that are for sell in the park. Our Experience We have the experience required. Together we own over 20 single family homes. Our son runs a property management company that manages over 150 units. Our business has raised over $300,000 in private money in the past 2 years. You can view our private money website at http://www.privatedollar.com We hope you consider investing in us and our business.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,758.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427135

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427135	$4,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427135. Member loan 427135 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$949 / month
Current employer:	cvs pharmacy	Debt-to-income ratio:	11.70%
Length of employment:	7 years 2 months	Location:	LUFKIN, TX

Home town:	Houston
Current & past employers:	cvs pharmacy
Education:	Angelina College

This borrower member posted the following loan description, which has not been verified:

I intend to use this loan money to pay off two credit card balances in the amount of $3,500.00 and have a little extra cash for emergencies as well. I will have absolutely no problem paying back this loan. I have never had any missed payments on any of my bills or credit card payments in the past, therefore I am a good candidate to receive this loan.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,789.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427265

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427265	$5,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427265. Member loan 427265 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Cablevision Systems	Debt-to-income ratio:	15.05%
Length of employment:	5 years 9 months	Location:	Rumson, NJ

Home town:	Rumson
Current & past employers:	Cablevision Systems, PCF Distribution
Education:	New York Film School

This borrower member posted the following loan description, which has not been verified:

When I was younger and still in college I applied for my first credit card. I got approved and everything was great. That was four years ago and now I am still trying to pay it off. The problem is my APR is through the roof. Over 20%. In all of my four years trying to pay it off I have never missed or been late on a payment while being a full time student and holding down a part time job. Today I work full time and would love to just to get rid of the high interest.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	20
Revolving Credit Balance:	$9,802.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427276

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427276	$13,650	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427276. Member loan 427276 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Inland Real Estate	Debt-to-income ratio:	23.29%
Length of employment:	1 year 8 months	Location:	chicago, IL

Home town:
Current & past employers:	Inland Real Estate, Higgins Development Partners
Education:	Northeastern Illinois University, Baker College Center for Graduate Studies

This borrower member posted the following loan description, which has not been verified:

What I will payoff with the funds Citifinancial $9050 Chase $3050 Misc Other credit cards $1200 Lending Fee Estimate $350 Looking to consolidate bills with a better interest rate. I have been a homeowner for 7 years. I have never been a day late on my mortgage or car loans. I have been responsible with paying my debts on time, however my debt ratio has hurt my credit score. Obtaining this loan will open the possibility of being debt free sooner than later.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	22
Revolving Credit Balance:	$18,749.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 427298

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427298	$6,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427298. Member loan 427298 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Valley Learning Center	Debt-to-income ratio:	8.82%
Length of employment:	9 years 1 month	Location:	Glendale, AZ

Home town:	Wilcox
Current & past employers:	Valley Learning Center, Camp Lee Mar (A special camp for special kids)
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

I am a 30-year-old Kindergarten teacher who just can't seem to get ahead. I have worked at the same school for nine years so if it's reliability you are worried about....no need. In my early twenties, I managed to make EVERY mistake possible in terms of my finances and, now that I am trying to make up for those mistakes, I just can't seem to keep my head above the water. I always seem to fall just short of breaking even and I am hoping that someone who has fallen on hard times before is willing to put a little faith into me. I am also currently maintaining my parents old home while they are relocated to help a family member in need. Every penny that I would have had has gone into this place and, now that it is time for me get back to my own surroundings, I have nothing to do so. With $6,000, I would like to do the following: *Pay off my three credit cards (debts totalling 3,500). *Help my parents paint this house so that it can be put up for sale and they can put their time and energy into their own personal issues. I am not looking to get rich OR borrow more than I need. I am also not interested in living beyond my means...I have definately learned THAT lesson the hard way. What I need is to get all my bad debt paid off in a way that is responsible and mutually beneficial. Thank you.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$591.00	Public Records On File:	0
Revolving Line Utilization:	29.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427305

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427305	$25,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427305. Member loan 427305 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	WEI, Inc.	Debt-to-income ratio:	12.83%
Length of employment:	8 years 5 months	Location:	Henderson, NV

Home town:	Huntington Beach
Current & past employers:	WEI, Inc., laventhal and horwath, CPA's
Education:	usc

This borrower member posted the following loan description, which has not been verified:

Good credit, no derogs, good income, stable job.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	75
Revolving Credit Balance:	$162,163.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427324

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427324	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427324. Member loan 427324 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Microsoft, Corporation	Debt-to-income ratio:	15.00%
Length of employment:	14 years	Location:	Seattle, WA

Home town:	La Grange
Current & past employers:	Microsoft, Corporation
Education:	Bethany Lutheran College - AA, University of Wisconsin-Stout - B.S. Psychology, University of Phoenix - MBA Technology Management

This borrower member posted the following loan description, which has not been verified:

Hello, I am a 40 year old single women who over the past year has accumuliated some credit card debt that I would very much like to conlidate. I have been employeed at the same company for 14 years and have a well paying job. I have approached the credit unions that I belong to over the past years and have always been put off and told they don't really help with these types of situations or just told no, but thanks for doing business with us. I find this very frustrating and dissappointing. While some may not think this is much debt, I find it overwheleming and uncomfortable, I would very much like to consolidate my debt so that I need only make one payment...and pay this off and then move to saving my money for retirement. Thanks for your time and consideration. Tracey

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	41	Months Since Last Delinquency:	4
Revolving Credit Balance:	$24,911.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427331

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427331	$20,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427331. Member loan 427331 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,000 / month
Current employer:	Service Group Management	Debt-to-income ratio:	10.68%
Length of employment:	5 years	Location:	Miami, FL

Home town:	Miami
Current & past employers:	Service Group Management
Education:

This borrower member posted the following loan description, which has not been verified:

Going back to school! My tuition and books for the year!

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$178,479.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427337

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427337	$7,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427337. Member loan 427337 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Springfield Hospital Center	Debt-to-income ratio:	3.61%
Length of employment:	2 years 1 month	Location:	Union Bridge, MD

Home town:	Westminster
Current & past employers:	Springfield Hospital Center
Education:	Carroll Community College

This borrower member posted the following loan description, which has not been verified:

Updating kitchen and bath in home

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427339

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427339	$3,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427339. Member loan 427339 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Oak Patch Gifts	Debt-to-income ratio:	8.28%
Length of employment:	20 years	Location:	Oklahoma City, OK

Home town:	Oklahoma City
Current & past employers:	Oak Patch Gifts, Laid Back Enterprises Inc.
Education:	Oklahoma City Community College

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to pay off a high interest credit card. I became overburdened with debt several years ago when my wife lost her job and has unable to maintain employment due to health reasons and on top of that I've recently had to take a 20% pay cut a my job due to the slow economy. We've been slowly getting things paid off and have made a lot of progress, but I still have a credit card (Discover) with a default APR of 27.24%. I am looking for a lower interest loan so I can pay off this credit card and close the account. My goal is to start reducing my debt more quickly so I can start focusing more on rebuilding my credit.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,900.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427356

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427356	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427356. Member loan 427356 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	ASK Technologies, Inc	Debt-to-income ratio:	21.89%
Length of employment:	10 years 6 months	Location:	Lansdowne, PA

Home town:	Philadelphia
Current & past employers:	ASK Technologies, Inc, Hechinger, PageMart, US Army
Education:	University of Rochester, Pennsylvania State University-Penn State Beaver, The Chubb Institute-Springfield

This borrower member posted the following loan description, which has not been verified:

Hi, I am looking to get rid of 2 high rate Credit Cards totalling $10,000 with a fixed payment of about $ 300 month. I never make late payments and have never defaulted on a loan.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,895.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427358

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427358	$4,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427358. Member loan 427358 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Dept of the Air Force	Debt-to-income ratio:	14.19%
Length of employment:	6 months	Location:	Sterling Heights, MI

Home town:	St Clair Shores
Current & past employers:	Dept of the Air Force, michigan air national guard
Education:	Oakland University

This borrower member posted the following loan description, which has not been verified:

This loan is for an aircraft that me and a colleague are buying for recreation. We have the loan all set up, but I need a cash advance for the down payment. I am a lender on this site and Prosper.com. I also have many other investments that have my money tied up, so I have the equity to make the down payment, but since I have good credit, I am better off getting a low interest loan and keeping my money in high interest investments. I work for the Department of the Air Force as an Engineer, so I have an extremely secure career. If there aren't many unexpected costs as we buy this aircraft, I plan on paying this loan off in less than 6 months.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$471.00	Public Records On File:	0
Revolving Line Utilization:	2.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427370

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427370	$6,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427370. Member loan 427370 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,941 / month
Current employer:	n/a	Debt-to-income ratio:	9.51%
Length of employment:	5 years 3 months	Location:	Sacramento, CA

Home town:	Chico
Current & past employers:
Education:	Butte College

This borrower member posted the following loan description, which has not been verified:

We desire a loan to purchase a spa, make home improvements and consolidate 1 small credit card. Credit card purchase rates are too high - but we can afford the additional monthly payment. Never took on debt that we could not afford and never made a late payment to a lender. WE TAKE OUR RESPONSIBILTIES SERIOUSLY AND ARE IN A SECURE FINANCIAL POSITION. Thank you in advance for your help!

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,108.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427415

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427415	$7,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427415. Member loan 427415 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Pro Image Sportswear	Debt-to-income ratio:	13.16%
Length of employment:	2 years 6 months	Location:	Kirkland, WA

Home town:	Kirk
Current & past employers:	Pro Image Sportswear, City of Kirland, Hector's Bar and Restaurant- Kirkland, Marriott International, Lake Washington School District
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

I am starting a dance club in the heart of the Seattle U-District, 2 blocks from the University of Washington. I have already saved $5,000 in an attempt to meet the SBA requirements of 20% collateral of the SBA. However, not many banks are willing to lend to a business where the main source of revenue is the sale of tobacco, even more a startup. We already have the entire business plan and marketing plan ready to show to investors so you know your investment will be returned. In that business plan you'll find conservative sales estimates built from the ground up and a gross profit margin of 89-92%. Currently we have a location ready on the main street in the U-District and are awaiting financing in order to make an offer on the space. There are no other dance clubs in the U-District where 18+ students and residents can attend. Furthermore, there are no other venues that serve Hookah. We have an untapped market with over 45,000 daily attendees in our target market with even more in the local area. Our executive team includes Sean, a UW business graduate who is currently helping grow Seattle based marketing company, also a startup. He has extensive marketing education and experience promoting to the target market. Sean has a credit score of 720 and has never made a late payment on any of his loans. Our other founder, also named Sean, has a technical background and extensive experience running a hookah lounge in another college-based venue in Bellingham, WA. Our third member is also a business graduate and a DJ from Chicago, with over 200 shows in the mid-west scene. Our payback period is conservatively 12-18 months in order to help cashflow, but anticpate repayment within 10-12 months. The bulk of the requested loan will go to working capital and a 4 month lease reserve, together ~$16,400. The remaining funds will go toward inventory, furniture, and a sound system. Because the club operates only from 8pm-2am, Thursday-Saturday, both founders will remain in their current full time employment to ensure additional cashflow if needed. Our goal is to soft-open on August 28th with a grand-opening on September 19th, 2009. Please send any and all questions, I will be more than happy to ellaborate

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,017.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427419

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427419	$7,750	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427419. Member loan 427419 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Dell Inc	Debt-to-income ratio:	17.54%
Length of employment:	4 years 2 months	Location:	Austin, TX

Home town:	Mejicanos
Current & past employers:	Dell Inc, Top Gun
Education:	Instituto nacional Nocturno Jose Damian Villacorta, Instituto Tecnologico Centroamericano, Instituto de ense??anzas tecnicas ENSETEC

This borrower member posted the following loan description, which has not been verified:

I need to pay credit card that are high in rates, so I can relieve some finantial pressure.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	26
Revolving Credit Balance:	$4,034.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427429

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427429	$24,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427429. Member loan 427429 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	Pathfinder Energy Services	Debt-to-income ratio:	12.14%
Length of employment:	18 years	Location:	LAFAYETTE, LA

Home town:	London
Current & past employers:	Pathfinder Energy Services
Education:	University of Glamorgan

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan to pay off the high interest balance on my Visa & MasterCard credit cards from Bank of America, Citi & Chase. Lending Club APR Interest is much better than the APR used by those credit cards.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$65,120.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427520

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427520	$5,200	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427520. Member loan 427520 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	LouBacrodht	Debt-to-income ratio:	11.17%
Length of employment:	5 years 2 months	Location:	Coral Springs, FL

Home town:	Miami
Current & past employers:	LouBacrodht, Tony Reynolds
Education:	Palm Beach Community College

This borrower member posted the following loan description, which has not been verified:

Hi Lender, Im looking to Consolidate my debt so that I have one nice low monthly payment to worry about instead of the hassle of dealing with which payment to send to which card every month. Im a college student and I juggle around a lot between work and school and bills. My grades are starting to reflect upon these bills as well as my work. I can not afford to lose work nor make mistakes in school. So if you would please help me it would be much appreciated, thanx

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,419.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427527

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427527	$14,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427527. Member loan 427527 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	U S Army	Debt-to-income ratio:	13.06%
Length of employment:	2 years 6 months	Location:	Fallbrook, CA

Home town:	Fallbrook
Current & past employers:	U S Army
Education:	Palomar community college / UMUC

This borrower member posted the following loan description, which has not been verified:

If you can help me out that would be great. I will be able to pay off the loan in 2 to 3 years, but no later then that. I am on top of my bills, and I always over pay. I just want our wedding to be the best for her. Please help me out. Thanks

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,049.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427548

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427548	$12,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427548. Member loan 427548 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Childress County Sheriff's Office	Debt-to-income ratio:	23.05%
Length of employment:	5 years 8 months	Location:	Childress, TX

Home town:	Childress
Current & past employers:	Childress County Sheriff's Office, Texas Department of Criminal Justice
Education:	South Plains College

This borrower member posted the following loan description, which has not been verified:

Have alraedy been approved but had trouble with the internet getting it sent to you all. Thanks for all of your time and consideration.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	21
Revolving Credit Balance:	$8,856.00	Public Records On File:	1
Revolving Line Utilization:	28.20%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427590

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427590	$5,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427590. Member loan 427590 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Hansen's Beverage Company	Debt-to-income ratio:	15.58%
Length of employment:	1 year 3 months	Location:	Shelby Township, MI

Home town:	Mount Clemens
Current & past employers:	Hansen's Beverage Company
Education:	Oakland University

This borrower member posted the following loan description, which has not been verified:

I'm am about to furnish my first home and need a little money up front to help do that. I'll be refiling my taxes so that I can get my $8,000 tax credit as soon as possible which I will in turn use to pay this loan back off so really just need the money up front to help buy furniture and do any improvements to the house while moving in. I'm in a good financial situation as I am at a steady job with Hansen's Beverage Company as a Marketing/Events Manager in the Michigan/Ohio markets and I make more than enough money to cover all my bills and then some for spending & saving. My yearly salary is $50,000/yr plus I get 2 bonuses a year in the $3000-$5000 range. So I'm currently bringing in over $4k per month gross with under $1,000 in monthly payments currently. I've paid all my bills on time the last few years without a problem and have paid most of any loans/credit cards off early. Again I plan on refiling my taxes and getting my $8k tax credit back in the next few months to pay back this loan and I plan on making more than the required monthly payment each month until then with the goal to have this loan paid back within 6 months. I can provide you with whatever you need to prove my income, assets, etc. if need be. Again my credit is considered good (690+ range) but not excellent like the banks want now a days so I ask that you please consider my situation and kindly lend to me, I will not let you down. Thank you for your time and generous consideration.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	17
Revolving Credit Balance:	$1,464.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 427657

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427657	$1,200	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427657. Member loan 427657 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,222 / month
Current employer:	US Army	Debt-to-income ratio:	1.17%
Length of employment:	1 year 6 months	Location:	MILWAUKEE, WI

Home town:	Chicago
Current & past employers:	US Army
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

I looking for a personal loan...

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,676.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427662

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427662	$3,500	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427662. Member loan 427662 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,061 / month
Current employer:	U.S. Air Force	Debt-to-income ratio:	8.94%
Length of employment:	6 years 2 months	Location:	NORTH LAS VEGAS, NV

Home town:	Grinnell
Current & past employers:	U.S. Air Force
Education:	Community College of the Air Force (CCAF)

This borrower member posted the following loan description, which has not been verified:

Want to Purchase another car, that is not eligible for typical auto loans

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$280.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427675

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427675	$6,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427675. Member loan 427675 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	The Vanguard Group	Debt-to-income ratio:	4.88%
Length of employment:	3 years 1 month	Location:	wyncote, PA

Home town:	Philadelphia
Current & past employers:	The Vanguard Group, New York Life Insurance
Education:	Roger Williams University

This borrower member posted the following loan description, which has not been verified:

I have 4 cards with interest rates in the range of 15 to 29%. Im looking to have one monthly bill as opposed to four bills each month. Have not missed a payment for over 3 years.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	37
Revolving Credit Balance:	$5,565.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427684

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427684	$3,600	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427684. Member loan 427684 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,250 / month
Current employer:	Prostar Packaging	Debt-to-income ratio:	15.28%
Length of employment:	2 months	Location:	POTTSTOWN, PA

Home town:	Pottstown
Current & past employers:	Prostar Packaging, Neapco, Dana
Education:	West Virginia University

This borrower member posted the following loan description, which has not been verified:

I am a 22 year old college student with one semester remaining before graduating with a degree in Criminology and Investigations. I would love to have a decent working car for once, as I will be traveling through the mountains of West Virginia. I am very responsible with a great work ethic and can guarantee the payments for this loan will be on time 100% of the time.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$371.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427685

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427685	$7,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427685. Member loan 427685 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,042 / month
Current employer:	McLane	Debt-to-income ratio:	13.41%
Length of employment:	2 years 1 month	Location:	Owatonna, MN

Home town:	Arden Hills
Current & past employers:	McLane, Benchmark Electronics
Education:	Alexandria Technical College

This borrower member posted the following loan description, which has not been verified:

I plan on paying off my higher interest credit cards right away hopefully at a better rate, then work on paying off all credit debts. My goal is to be debt free within a few years so the I can begin saving to put my daughters to school. Over the last 3 years my wife and I have bought a house, had two kids, and had to buy everything that goes with both. Unfortunately, we learned a little to late on how to manage credit cards, and are now making ends meet. We would like to rid ourselves of credit cards once a for all, but since we have too much credit card debt we need to start small with the high interest rate cards and work our way done. my wife has never missed a payment and make it a priority to pay any loan I have. Before I met my wife I didn't do well with paying bills, but she has taken over those bills and they are now current. Our credit rates are lower because of our debt to income ratio (plus my horrible past credit)- We have tried to consolidate with other lenders over the last year, but no one is willing to take a chance on us. Our future goal is to not have credit cards, which would mean closing the ones we get a loan for. Thank you.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	59
Revolving Credit Balance:	$22,541.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 422943

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
422943	$5,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 422943. Member loan 422943 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	csa transportation	Debt-to-income ratio:	16.75%
Length of employment:	4 years 8 months	Location:	oakland, CA

Home town:	Lynwood
Current & past employers:	csa transportation, citro clothing
Education:	San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

i would like to pay off some debt. i have a good paying job. i have been employed since 11/04.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,901.00	Public Records On File:	0
Revolving Line Utilization:	95.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425768

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425768	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425768. Member loan 425768 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Bilingualsinc	Debt-to-income ratio:	14.51%
Length of employment:	1 year	Location:	YONKERS, NY

Home town:	Manhattan
Current & past employers:	Bilingualsinc
Education:	College of Mount Saint Vincent

This borrower member posted the following loan description, which has not been verified:

home improvement project repay in 36 months looking for low interest rate.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,786.00	Public Records On File:	1
Revolving Line Utilization:	48.60%	Months Since Last Record:	17
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 425921

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425921	$12,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425921. Member loan 425921 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Mikita Door and Window	Debt-to-income ratio:	11.21%
Length of employment:	5 years 10 months	Location:	CHANDLER, AZ

Home town:	North Babylon
Current & past employers:	Mikita Door and Window
Education:	Hofstra University

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay off credit card amounts so that I will have one smaller monthly fee which I can afford and then pay that back monthly.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	14	Months Since Last Delinquency:	15
Revolving Credit Balance:	$8,568.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427315

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427315	$6,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427315. Member loan 427315 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,200 / month
Current employer:	Self Employed	Debt-to-income ratio:	11.05%
Length of employment:	4 years 6 months	Location:	NOTTINGHAM, MD

Home town:
Current & past employers:	Self Employed
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to borrow the aforementioned amount in the hope of paying off two of my higher interest credit cards. I am confident that I will be able to make all payments as I anticipate the same funds I am already paying out to these credit cards to simply combine into one bill. In addition I look forward to paying off and then retiring two of these cards as the credit limits have been lowered thus making my balances too close to my limit and negatively affecting my credit score. I hope that the right lender is out there so that we can have a mutually beneficial arrangement. Thank You in Advance, K.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,387.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427567

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427567	$13,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427567. Member loan 427567 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Google, Inc.	Debt-to-income ratio:	18.72%
Length of employment:	3 years 2 months	Location:	San Francisco, CA

Home town:	Sao Paulo
Current & past employers:	Google, Inc., Languages International, Inc.
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

Dear Sirs, Through the last 8 years, I have managed on my own to finish my Bachelo's degree at a top Big 10 University, move across the country and invest in a life revolving around a job position at one of the leading companies in the U.S., help my mother and brother through critical financial struggles, and attempt to live in the most expensive city in the U.S. with a level 3 salary. Although I would like to believe I am doing well, data driven facts make it hard to validate this feeling of accomplishment. I am a bit under my head and am turning to you for help. I feel that if I don't consolidate my debt and also get a little head start, I am bound to my current realities, impeding me from reaching the next level, achieving my goals, and gaining the confidence I need to start anew. I feel that wealth can be achieved by hard work, but luck is also a necessary factor. I feel incapable of running into the luck I hope for, due to the constraints of my current lifestyle, living conditions, and the effects those have on my confidence to succeed. I am writing with integrity, candor, and hope, awaiting your careful review and consideration. From my background and affiliations, you can be assured I am responsible and trustworthy. I am also involved with socioeconomic relations and entrepreneurship, and I am eager to be involved with the Lending Club Organization. All the Best, Rita

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,714.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427619

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427619	$5,875	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427619. Member loan 427619 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Wabash Retirement	Debt-to-income ratio:	0.56%
Length of employment:	5 years	Location:	CARMI, IL

Home town:	Broughton
Current & past employers:	Wabash Retirement, Skill Care Unit
Education:

This borrower member posted the following loan description, which has not been verified:

To Whom It May Concern, I am applying for this loan to help out my grandson and his family with schooling. Thank You, Veda Parker

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	36
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427666

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427666	$6,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427666. Member loan 427666 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,333 / month
Current employer:	Cookson Electronics	Debt-to-income ratio:	8.79%
Length of employment:	12 years	Location:	GASTON, OR

Home town:	Waterbury
Current & past employers:	Cookson Electronics
Education:	Boston College, University of Idaho

This borrower member posted the following loan description, which has not been verified:

Nothing

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	62
Revolving Credit Balance:	$7,828.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 427719

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427719	$9,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427719. Member loan 427719 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,375 / month
Current employer:	Research To Practice	Debt-to-income ratio:	8.60%
Length of employment:	5 years 7 months	Location:	El Portal, FL

Home town:	Cleveland
Current & past employers:	Research To Practice
Education:	Cleveland State University

This borrower member posted the following loan description, which has not been verified:

Hi, I am a professional in the cancer research community. I would like to consolidate my credit card debt into one loan. After doing so I will only have my car loan left ( one more year to pay off) and two store cards with small balances and zero percent interest. I have zero delinquencies and late pays on my credit history.And my credit score was in the 700's. Recently though, as you my have read in the news, Chase bank has closed over two million credit card accounts, most of them from Washington Mutual. Well unfortunately I had my credit card eggs in a small basket. Even though both accounts had over 8000 in credit limits between them and had zero balances they chose to close one of them and reduce the credit limit on the other to 500.00. They said it was a corporate decision based on the WAMU accounts. While I respect their decision it also hurts my credit rating. I should have diversified more and had more cards but I don't like having lots of credit cards. The reason I have the debt I do have is from medical bills for my dog. Also the inquiries I have are from when I was getting quotes to lower my car insurance.Other then that I am a stay at home and watch a movie kind of girl. Drive the same car for years. And put your max into your 401k each month.Now since I want to consolidate the debt I do have and put my score back where it should be I thought Lending Club would be the good way to go. Get a manageable loan, and improve my credit score. While I am new to Lending Club, I do have a paid off loan with Prosper, it was some of the lenders there way back who said Lending Club was a better way to go. I also want to add I am a renter, but in South Florida that's a good thing right now. I have lived in the same house for almost four years and don't have an overpriced house to worry about. Thank you for taking the time to look at my listing. Have a great day.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,994.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427721

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427721	$8,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427721. Member loan 427721 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Hospital de Clinicas Caracas	Debt-to-income ratio:	16.80%
Length of employment:	20 years	Location:	Rocky River, OH

Home town:	Tachira
Current & past employers:	Hospital de Clinicas Caracas
Education:

This borrower member posted the following loan description, which has not been verified:

My son is in his last year of Medical School and he needs some help with some of the unforeseen costs that incur along the way. These costs include travel for residency programs, travel for his board exams which are only given in 5 cities in the country, and cost for medical board exam preparations. He also had to repair his vehicle recently and this was an unexpected set back for him. I am hoping to help him out at this crucial time in his career development.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,590.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427725

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427725	$15,600	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427725. Member loan 427725 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Harrahs Entertainment	Debt-to-income ratio:	4.10%
Length of employment:	3 years	Location:	New Orleans, LA

Home town:	New Orleans
Current & past employers:	Harrahs Entertainment, United States Marine Corps
Education:	University Of New Orleans

This borrower member posted the following loan description, which has not been verified:

Hello, I am a New Orleans native, Hurricane Katrina Survivor.. The purpose of my loan request is to replace my roof and build a new fence which have not been repaired since the storm. I know your saying it's been almost four years... But things here have been moving slowly, but we will surely get there.. I have adequate equity in my home, a car that is paid off and I am financially stable. Repayment will not be a problem. I am also a combat war veteran (OOHH RAH) who proudly served my country. Thank you for reviewing my loan request.. Renior

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$155.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 427735

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427735	$25,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427735. Member loan 427735 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	complete health	Debt-to-income ratio:	0.47%
Length of employment:	10 years	Location:	anaheim, CA

Home town:	los angeles
Current & past employers:	complete health
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

Our father passed away six months ago...as part of my inheritance he left me a mortgage free home. He was a very successful real estate investor. My goal is to make the necessary upgrades to the home and sell it. My agent says that comparable homes are selling in this area in less than 3 months. Additionally, since the house is free and clear I can sell the home for well under market, which is $290-$350 in this area. The plan is to upgrade the kitchen and bathrooms, install sprinklers, paint and carpet. The entire project will cost us $$65k. We putting the rest of the money in ourselves. Thank you for considering the opportunity..this is a winner!

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$648.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427765

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427765	$2,650	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427765. Member loan 427765 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Manpower	Debt-to-income ratio:	20.80%
Length of employment:	1 year 10 months	Location:	Mequon, WI

Home town:	Mequon
Current & past employers:	Manpower, MLG Development
Education:	Tulane University of Louisiana, University of Virginia (UVA)

This borrower member posted the following loan description, which has not been verified:

Hello All, I am a young professional looking to artificially lower the rate on my credit card debt. Thank you for your consideration, -John

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1967	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	47
Revolving Credit Balance:	$8,129.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427779

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427779	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427779. Member loan 427779 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Univ of Colorado Boulder	Debt-to-income ratio:	10.22%
Length of employment:	11 years 4 months	Location:	BOULDER, CO

Home town:	Orangevale
Current & past employers:	Univ of Colorado Boulder, Texas Department of Health
Education:	CSU Sacramento, University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

I have accumulated debt on 2 credit cards. I would like to move some of the debt to a personal loan with fixed terms so as to pay off the loan in a fixed period of time rather than simply paying the minimum payment every month forever. The terms are changing for this particular credit card that I want to pay off so eventhough the rate is very low, the minimum payment will be raised by more than 250% which is beyond my current budget. I've paid my bills every month on time for all credit cards and am happy to move this to a different situation so as to get this debt paid down for good. Thanks for your interest.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,877.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427810

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427810	$21,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427810. Member loan 427810 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	13.38%
Length of employment:	6 months	Location:	Dublin, CA

Home town:	Hayward
Current & past employers:	Bank of America Corp., ELOAN, Inc, Banco Popular, PeopleSoft, Fatbrain.com
Education:	Heald College at Hayward

This borrower member posted the following loan description, which has not been verified:

I'm writing to you as my last hope for a short term loan. I've tried the traditional way of lending but the banks are tight with their money and won't give me a personal loan. Last year I was hospitalized with a severe case of diverticulitis. It's an intestinal disorder and I had to have surgery to remove a foot of my intestine and I was unable to work for 6 months of the year while in recovery. Most of my savings was depleted during this time. On top of all this, when I returned to work in November I was notified the company I worked at for 7 years was closing effective December 31st, 2008. In January of 2009 I found a new job working for Bank of America. I'm currently employed with Bank of America, but my past bills have overwhelmed me and I'm having trouble keeping up. This $17,000 would help me get out of debt and move my life back in the right direction. I recently moved into my brothers home with an agreement I won't have to pay any rent for 1 year. I plan on paying back this loan within 12 months if not sooner and it's a top priority of mine. I've been financially stable my entire life until this unexpected turn of events. I'm a firm believer in "paying it forward" and once I'm able to get back on my feet and save some money I plan on using this website to help others in similar situations like mine. This $17,000 would put me in a position to change my life and help others change their lives as well in the future. I have a full time job and work 40 hours per week. My health has returned and I'm fully functional with no issues at this time. I have a detailed plan and by moving in with my brother and saving the $1,700 per month I was paying in rent/utilities I should be able to pay this loan back very fast. Sometimes life throws curveballs at you and you need to adjust and make changes otherwise you'll end up striking out. I'm making the changes now, but need some short term assistance to get me over the hump. Thank you in advance for any help you can assist me with. It's greatly appreciated and I will be forever grateful there are good people with good intentions in our world today.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	15	Months Since Last Delinquency:	22
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427814

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427814	$5,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427814. Member loan 427814 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,933 / month
Current employer:	EXCO Resources Inc.	Debt-to-income ratio:	7.12%
Length of employment:	11 months	Location:	FORNEY, TX

Home town:	Sherman
Current & past employers:	EXCO Resources Inc., Hunt Petroleum Corporation
Education:	The University of Texas at Dallas

This borrower member posted the following loan description, which has not been verified:

I'm going through a divorce and would like to have a loan separate from my normal cash flow in order to pay for these fees. I would like to accept the offer of 8% for 3years...$156/month payment. Please advise...thank you.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,538.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 427820

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427820	$10,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427820. Member loan 427820 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,083 / month
Current employer:	self employed	Debt-to-income ratio:	5.62%
Length of employment:	n/a	Location:	Los Angeles, CA

Home town:	Long Beach
Current & past employers:	self employed, Ben Vaughn Productions (current client), KCRW 89.9fm Santa Monica (former), Kathy Kane Artist Management (former), Donald Miller Artist Management (former), Guacamole Fund - Benefit Concerts (former), McCabe's Concert Office (former)
Education:	Long Beach City College

This borrower member posted the following loan description, which has not been verified:

Re: Development of concert production company. Dear Lenders, Hope this finds you well. I've been self employed for many years now and juggled various jobs to make ends meet so I can stay flexible and spend most of my spare time building a foundation for Paniolo Productions, my concert production company that I started in 1999. Over the span of the last 10 years my dream of producing concerts full-time unfortunately took the back seat for various reasons. It wasn't until this year that I was in a better position to focus and dive head first into fulfilling my dream. I'm happy to say my vision is becoming more real every day! Not only am I pursuing concerts, but I also started a small artist booking and publicity business called the Total Talent Agency. I have surrounded myself with friends of many talents who are more than happy to donate their services in the beginning to help me get things going. My office is a staff of one, me. This week I will be posting jobs for college interns looking into gaining experience in what I do. With their help I will have the opportunity to focus on the bigger projects, including sponsorships, grants and a membership program. With the economy I don't feel comfortable asking for personal loans among friends and family, they are already being quite generous with their time and expertise. That is why I am here today. I would like to borrow $18,000 ($10,000 for business development / $8,000 credit card consolidation). The $10,000 will be used over the next 5 months. Most of what I choose to spend it on will; help further brand my company; has a high potential of making a profit and in turn will pay itself off. I will also be contributing to these areas with my personal income. Here is a basic breakdown: [$3000 Promotion:] - Bi-monthly event brochure; ads will be sold to help defer costs. About $350 x 3 brochures=$1050 - Promotional items such as bags and pens. Bags will be sold at events. 250 Bags=$1000 / 1,000 pens=$400 - Graphic designer / layout=$550 [$500 Networking / Travel:] - Music conference in November (this includes registration=$155, hotel stay=$250, food=$95). [$1500 Media:] - Basic video/radio equipment for online shows. I will be starting an online radio/tv show to promote my events, the artists, stream concerts online & interviews. Launch shows in September 2009. [$500 Website Design & Maintenance] [$1000 Artwork / Banners:] - Promotional venue banners $80 x 3=$240 / Design layout=$60 - Stage backdrop. An artist will design and paint a Paniolo Productions banner that will be hung behind the performers at every show.=$700. (this includes materials & artist's time) [$3000 Office] - Rent ($425 x 5 months=$2125) - Phone / DSL ($50 x 5 months=$250) - Utilities ($25 x 5 months=$125) - Food / Drink for intern(s) ($100 x 5 months=$500) [$500 Backup Fund] --- [$8,000 debt consolidation] Unfortunately 2 out of 3 of my credit cards feel victim to the reprising phase many credit card companies are going through and even though my payments were all on time, my percentage rate is now as high as 19.99% (from as low as 3.99%). I would like to consolidate my debt and cancel 1 or 2 of my credit cards. --- Throughout the years I've worked in radio, concert production, artist management, artist booking and as a personal assistant. I'm 3 weeks from turning 33 and currently live in Los Angeles with my boyfriend. No kids, no fancy cars or vacations... just a passion to support live music and the musicians. After reviewing my situation, if you think it would be wiser to borrow some of the money now and the rest in a couple months, I am all for it! I want to be very smart about this. I appreciate your time and I look forward to hearing from you soon. If you have any questions, please let me know. All the best, Alyssa Archambault www.panioloproductions.com

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,288.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427832

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427832	$25,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427832. Member loan 427832 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Tetra Tech EC Inc	Debt-to-income ratio:	1.67%
Length of employment:	3 years 1 month	Location:	Rockaway, NJ

Home town:	Baroda
Current & past employers:	Tetra Tech EC Inc, Bank of America Corp.
Education:	County College of Morris

This borrower member posted the following loan description, which has not been verified:

Jay Sai Ram

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,299.00	Public Records On File:	0
Revolving Line Utilization:	4.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427860

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427860	$3,200	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427860. Member loan 427860 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Vanguard Capital	Debt-to-income ratio:	2.84%
Length of employment:	2 years 7 months	Location:	San Diego, CA

Home town:	Palo Alto
Current & past employers:	Vanguard Capital
Education:	University of California-Santa Cruz (UCSC)

This borrower member posted the following loan description, which has not been verified:

Used Motorcycle Purchase.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$179.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427874	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427874. Member loan 427874 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Quest Software	Debt-to-income ratio:	10.79%
Length of employment:	4 years 6 months	Location:	Chattanooga, TX

Home town:	Chicago
Current & past employers:	Quest Software
Education:	The University of Alabama

This borrower member posted the following loan description, which has not been verified:

Greetings! I am looking for a loan to fund the private school education for my two children. This will be a one time loan to allow me time to save for future tuition payments. Your help is appreciated.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	41	Months Since Last Delinquency:	13
Revolving Credit Balance:	$8,503.00	Public Records On File:	0
Revolving Line Utilization:	67.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 427875

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427875	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427875. Member loan 427875 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,083 / month
Current employer:	Mainstay Business Solutions	Debt-to-income ratio:	0.00%
Length of employment:	2 months	Location:	Bakersfield, CA

Home town:	Bakersfield
Current & past employers:	Mainstay Business Solutions, Boys and Girls Club of America
Education:	Avila University

This borrower member posted the following loan description, which has not been verified:

Need this loan to finish my last year of college and graduate. Will be able to pay this off relatively easy.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 427913

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427913	$7,500	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427913. Member loan 427913 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Kingdom Builders Conmtracting	Debt-to-income ratio:	15.10%
Length of employment:	2 years 3 months	Location:	SILVER SPRING, MD

Home town:	Burtonsville
Current & past employers:	Kingdom Builders Conmtracting
Education:	Montgomery College

This borrower member posted the following loan description, which has not been verified:

This is the style car that I have been looking at since I was a little kid and I have been looking at cars for about 9 years off and on looking and waiting for the perfect timing and car that I wanted and I have now found it.This I believe is my 6 or 7th loan and 4th car loan and i never missed a payment on any of those loans and were all paid in full.Thank you for helping me get this car.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$655.00	Public Records On File:	0
Revolving Line Utilization:	4.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427918

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427918	$8,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427918. Member loan 427918 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	CaesarStone Projects	Debt-to-income ratio:	8.46%
Length of employment:	2 months	Location:	Sherman Oaks, CA

Home town:	Waunakee
Current & past employers:	CaesarStone Projects, The DVD Group, Inc.
Education:	The Sanford Meisner Center

This borrower member posted the following loan description, which has not been verified:

Hello! I am looking to consolidate my debt and pay it off at a better interest rate. I have a good credit score, I always make my payments, I have a steady job, and I just want to move forward in my life without this debt over my head! Thanks so much for your help.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,326.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427957

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427957	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427957. Member loan 427957 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	Goldhouse Financial Services	Debt-to-income ratio:	2.03%
Length of employment:	16 years	Location:	houston, TX

Home town:
Current & past employers:	Goldhouse Financial Services, Semi Retired
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to complete my Alternative Energy update. The total is over $40,000 of which I will cover the difference. I believe with the savings in energy cost, the tax incentives and rebates. The total savings will be well over the amount invested in the short term.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	17
Revolving Credit Balance:	$2,896.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427959

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427959	$8,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427959. Member loan 427959 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Freelance	Debt-to-income ratio:	5.00%
Length of employment:	1 year	Location:	SAN FRANCISCO, CA

Home town:	Puerto Rico
Current & past employers:	Freelance, Visual Prophecy Productions
Education:	The Art Institute of Fort Lauderdale Inc.

This borrower member posted the following loan description, which has not been verified:

To whom it may concern, My name is Karla Ortiz and I am currently enrolled in a private art school in San Francisco. I have been attending this school for a year now, but I still have another year to go. The first year was built upon savings, and a lot of freelance work. I wish to ask for a loan so I may continue with my studies and become a true master of my craft. I believe I would make an excellent candidate as I my freelance work provides me with constant flow of money and I can always rely on the support of my mother ( my co-signer) whom is a professional and a director of her own wardrobe department at a television chain called Venevision. I will make the payments without any strain or delay, with both of our incomes combined. I hope this was enough information, so many thanks in advanced,' Karla Ortiz.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,268.00	Public Records On File:	0
Revolving Line Utilization:	73.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427979

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427979	$10,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427979. Member loan 427979 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Sovereign Bank	Debt-to-income ratio:	15.47%
Length of employment:	1 year 5 months	Location:	medford, MA

Home town:	Virginia Beach
Current & past employers:	Sovereign Bank, Wachovia Bank
Education:	Central Florida Community College

This borrower member posted the following loan description, which has not been verified:

While starting out in the professional world at 18, I began receiving credit card offers left and right claiming 0.00% - 8.25% interest rates. These rates and the idea of "building credit" looked so attractive that I took the bait; HOOK, LINE, AND SINKER! As you can see, those credit card rates rose; but not before my balance did. I am a 24 year old female working at Sovereign Bank as a Small Business Banker. My base salary is 46,000.00 annually. I have never been late on ANY bill, ever, and have been out on my own since I was 18. I have been very disciplined when it comes to my finances, the only mistake I have made is choosing the credit cards with high interest rates and digging a financial hole for myself. I'm ready to get out of it, but I need your help: Assuming minimum payments: 256.00 but who wants to just pay interest? Monthly net income: $2700.00 Monthly expenses: Housing: $ 0 - live with fiance Insurance: $ 100.00 (geico car ins premium) Car expenses: $ 174.00 Utilities: $250 Credit cards and other loans: zero, excluding proposed loan

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,351.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427985

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427985	$2,800	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427985. Member loan 427985 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,833 / month
Current employer:	Retired	Debt-to-income ratio:	0.00%
Length of employment:	20 years 8 months	Location:	Huntingdon Valley, PA

Home town:	Philadelphia
Current & past employers:	Retired, Emery International
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

My daughter was recently engaged and her wedding is in less than two months away. They were refinancing their home to take cash out when the loan fell through and she needs her father (me) to help tie up loose ends. I have investment properties that provide me with monthly income as well as steady income from benefits and social security. In addition, my wife works full time at the local hospital as a nurse. I am trying to give my little girl the wedding of her dreams! Your help is greatly appreciated. I am a good candidate for this loan because I have demonstrated financial responsibility throughout my lifetime. I am in turn trying to give the benefits to my daughter to carry out her childhood dream just as she has seen it happen in her dreams. I am also a homeowner, have several investment properties, and have a strong monthly income from all sources.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	37
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427989

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427989	$8,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427989. Member loan 427989 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Open Access, Inc.	Debt-to-income ratio:	7.00%
Length of employment:	1 year	Location:	East Northport, NY

Home town:	Syosset
Current & past employers:	Open Access, Inc.
Education:	Commack High School, Wilson Technical School, Suffolk Community College

This borrower member posted the following loan description, which has not been verified:

I will be using this money to pay off 2 Credit Cards that have Adjustable Interest Rates. I want a fixed schedule on reducing my debt. Thats why I am looking for a Loan. I have worked full time since I have been out of High School and never been late paying any debts. Credit Cards or Vehicle Loans. I currently work for a Utility Company which is not really affected by the recession. I have a strong ability to repay my debts.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,867.00	Public Records On File:	0
Revolving Line Utilization:	57.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 428001

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428001	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428001. Member loan 428001 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	n/a	Debt-to-income ratio:	19.30%
Length of employment:	n/a	Location:	TROY, NY

Home town:	Troy
Current & past employers:	HVCC
Education:

This borrower member posted the following loan description, which has not been verified:

Recently I had to undergo several medical procedures which have left me with non-covered services that were incurred during hospital stays, surgical procedures and subsequent follow-up visits. I would like to take this money that I have requested to pay for such services, so it does not damage my credit file which I have worked very hard, my entire life to maintain it's current standards.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,919.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Posting Report Supplement No. 278 dated July 17, 2009